Exhibit 99.2

TELERIK AD

CONSOLIDATED FINANCIAL STATEMENTS
31 December 2013

TELERIK AD

General Information

Management Board of Telerik AD
Svetozar Georgiev Georgiev
Boyko Iordanov Iaramov
Vassil Alexandrov Terziev
Bogomil Balkansky
Thomas H. Jennings
Richard James Campbell
Viresh Bhatia

Management Board of Telerik Inc.
Svetozar Georgiev Georgiev
Boyko Iordanov Iaramov
Vassil Alexandrov Terziev
Hristo Petrov Kosev
Dimitre Taslakov

Management board of Art of Test LLC
Svetozar Georgiev
Ivo Nedkov
Christopher Eyhorn
Faris Sweis
Vassil Alexandrov Terziev

Management board of Telerik UK Ltd.
Dimo Iliev
Alan Cotterell

Management board of TTS
Vassil Alexandrov Terziev
Svetozar Georgiev Georgiev

Managing director of Telerik APAC
Vesselin Vasilev

Managing director of Telerik GmbH
Svetozar Georgiev

Managing directors of Telerik India
Abhishek Kant
Svetozar Georgiev Georgiev
Boyko Iordanov Iaramov

Managing directors of Telerik Denmark A/S
Svetozar Georgiev Georgiev
Boyko Iordanov Iaramov
Vassil Alexandrov Terziev

TELERIK AD

General Information

Registered office of Telerik AD
33 Alexander Malinov blvd.
Sofia 1729
Bulgaria

Legal advisors
Choate Hall and Stewart LLP
Bracewell & Giuliani LLP
Tsvetkova, Bebov and Partners, Attorneys-at-Law
Tabakov, Tabakova and Partners, Law Office
Jordanov, Valkov and Partners, Law Office
Lowenstein Sandler LLP
Colemans-ctts LLP
Taylor Wessing LLP
Trilegal India
Norton Rose
Elvang & Partnere Law Firm
Dentons Canada LLP

Banks in Bulgaria
Allianz Bank Bulgaria EAD
Finance center Mladost
Mladost 3, bl. 301, ground floor
Sofia 1712

Unicredit Bulbank
1 Ivan Vazov Str,
Sofia 1026

Banks in the United States of America
Bank of America, MA6-265-01-01
35 Washington Street
Wellesley, MA 02481

Wells Fargo Bank
111 Congress Ave.
1st floor
Austin, TX 78701

Bank in Germany
HypoVereinsbank UniCredit Bank AG
Kardinal-Faulhaber-Str. 14
80333 München

Banks in Canada
Royal Bank of Canada
P.O. BAG Service2650
Calgary AB T2P 2M7

Amex Bank of Canada
PO Box 2000
West Hill ON M1E 5H4

TELERIK AD

General Information

Bank in United Kingdom
HSBC
90 Baker Street, London, W1U 6AX

Bank in Australia
Commonwealth Bank of Australia
254 George Street Sydney NSW 2000

Bank in India
ICICI Bank
005 A,Unitec Trade Centre ,Sector Road
Sushant Lok Pahse 1 122002

Bank in Denmark
JYSKE BANK A/S
Vestergade 8-16
DK-8600 Silkeborg

Auditors
Ernst & Young Audit OOD
Polygraphia Office Centre
47A Tsarigradsko Shose Blvd., floor 4
1124 Sofia

Ernst & Young Audit OOD Polygraphia Office Center 47A, Tsarigradsko Shose Blvd., floor 4 1124 Sofia, Bulgaria	Tel: +359 2 81 77 100 Fax: +359 2 81 77 111 ey.com

Report of Independent Auditors
To the shareholders
of Telerik AD

We have audited the accompanying consolidated financial statements of Telerik AD, which comprise the consolidated statements of financial position as of 31 December 2013 and 2012, and the related consolidated income statements, consolidated statements of comprehensive income, consolidated statements of changes in equity and consolidated statements of cash flows for the years then ended, and the related notes to the consolidated financial statements.
Management's responsibility for the financial statements
Management is responsible for the preparation and fair presentation of these financial statements in conformity with International Financial Reporting Standards, as issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.
Auditor’s responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

Ernst & Young Audit OOD Polygraphia Office Center 47A, Tsarigradsko Shose Blvd., floor 4 1124 Sofia, Bulgaria	Tel: +359 2 81 77 100 Fax: +359 2 81 77 111 ey.com

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Telerik AD at 31 December 2013 and 2012, and the consolidated results of its operations and its cash flows for the years then ended in conformity with International Financial Reporting Standards, as issued by the International Accounting Standards Board.

/s/ Ernst & Young Audit OOD
Sofia, Bulgaria 10 September 2014

TELERIK AD

CONSOLIDATED INCOME STATEMENT
For the years ended 31 December 2013 and 31 December 2012

		2013	2012
	Notes	BGN’000	BGN’000

Revenue, net	6	81,691	70,772
Other income	7.1	3,552	2,274
Total revenue		85,243	73,046

Hired services	7.2	(22,201)	(19,173)
Salaries and related costs	7.3	(69,881)	(49,757)
Depreciation and amortization	9, 10	(2,958)	(2,648)
Cost of materials consumed		(1,121)	(1,303)
Other expenses	7.4	(10,420)	(4,350)
Operating loss		(21,338)	(4,185)
Finance costs	7.5	(1,834)	(4,812)
Finance income	7.6	1,536	2,155
Loss before tax		(21,636)	(6,842)

Income tax income/ (expense)	8	2,451	(1,251)

Loss for the year		(19,185)	(8,093)

Attributable to:

Equity holders of the parent		(16,013)	(7,223)
Non-controlling interest		(3,172)	(870)
		(19,185)	(8,093)

These financial statements were authorized for issue by the Management Board on 1 September 2014.

/s/ Svetozar Georgiev	/s/ John Ritchie
Svetozar Georgiev	John Ritchie
Executive Director	Chief Financial Officer

The accompanying notes from page 11 to page 60 are an integral part of these consolidated financial statements.

TELERIK AD

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
For the years ended 31 December 2013 and 31 December 2012

		2013	2012
	Notes	BGN ‘000	BGN’000

Profit for the year		(19,185)	(8,093)

Other comprehensive income
Other comprehensive income to be reclassified to profit or loss in subsequent periods:
Exchange differences on translation of foreign operations		141	57
Net other comprehensive income to be reclassified to profit or loss in subsequent periods		141	57

Other comprehensive income not to be reclassified to profit or loss in subsequent periods:
Actuarial gains		11	-
Net other comprehensive income not to be reclassified to profit or loss in subsequent periods		11

Other comprehensive income for the year, net of tax		152	57
Total comprehensive income for the year, net of tax		(19,033)	(8,036)

Attributable to:
Equity holders of the parent		(15,861)	(7,166)
Non-controlling interest		(3,172)	(870)
		(19,033)	(8,036)

These financial statements were authorized for issue by the Management Board on 1 September 2014.

/s/ Svetozar Georgiev	/s/ John Ritchie
Svetozar Georgiev	John Ritchie
Executive Director	Chief Financial Officer

The accompanying notes from page 11 to page 60 are an integral part of these consolidated financial statements.

TELERIK AD

CONSOLIDATED STATEMENT OF FINANCIAL POSITION
As at 31 December 2013 and 31 December 2012

		2013	2012
	Notes	BGN’000	BGN’000
ASSETS
Non-current assets
Property, plant and equipment	9	4,603	1,731
Other intangible assets	10	3,316	4,348
Deferred tax asset	8	4,163	3,338
Goodwill	11	2,178	2,266
Trade and other receivables	13	140	147
		14,400	11,830
Current assets
Trade and other receivables	13	9,386	8,063
Corporate tax receivable		3,210	341
Inventory		9	7
Prepayments	14	788	651
Cash and cash equivalent	15	5,585	18,513
		18,978	27,575
TOTAL ASSETS		33,378	39,405

EQUITY AND LIABILITIES
quity
Issued capital	16.1	33	33
Statutory reserves	16.2	106	106
Other capital reserves	16.3	12,828	(9,148)
Foreign currency translation reserve	16.4	788	647
Retained earnings		(25,473)	(8,571)
Share based payments reserve	16.5	5,026	2,987
Equity attributable to equity holders of the parent		(6,692)	(13,946)

Non-controlling interest		(2,677)	175
Total equity		(9,369)	(13,771)

Non-current liabilities
Employee benefit liabilities	17	589	435
Trade and other payables	20	1,428	1,357
Deferred revenue	21	1,054	275
		3,071	2,067
Current liabilities
Trade and other payables	20	5,659	3,393
Payables to related parties	22	63	-
Corporate tax payable		2,018	2,116
Convertible preference shares	19	-	21,976
Finance lease liabilities	23	-	3
Deferred revenue	21	31,936	23,621
		39,676	51,109
TOTAL LIABILITIES		42,747	53,176
TOTAL EQUITY AND LIABILITIES		33,378	39,405

These financial statements were authorized for issue by the Management Board on 1 September 2014.

/s/ Svetozar Georgiev	/s/ John Ritchie
Svetozar Georgiev	John Ritchie
Executive Director	Chief Financial Officer
The accompanying notes from page 11 to page 60 are an integral part of these consolidated financial statements.

TELERIK AD

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
For the years ended 31 December 2013 and 31 December 2012

	Attributable to the equity holders of the parent
	Issued capital (Note 16.1)	Statutory reserve (Note 16.2)	Foreign currency translation reserve (Note 16.4)	Other capital reserve (Note 16.3)	Accumulated losses	Share based payments reserve (Note 16.5)	Equity attributable to equity holders of the parent	Non-controlling interest	Total equity
	BGN’000	BGN’000	BGN’000	BGN’000	BGN’000	BGN‘000	BGN‘000	BGN’000	BGN’000
As at 1 January 2012	33	106	590	(9,148)	(1,348)	1,788	(7,979)	1,045	(6,934)
Loss for the period	-	-	-	-	(7,223)	-	(7,223)	(870)	(8,093)
Other comprehensive income	-	-	57	-	-	-	57	-	57
Total comprehensive income	-	-	57	-	(7,223)	-	(7,166)	(870)	(8,036)
Share based payments (Note 18)	-	-	-	-	-	1,199	1,199	-	1,199
At 31 December 2012	33	106	647	(9,148)	(8,571)	2,987	(13,946)	175	(13,771)
As at 1 January 2013	33	106	647	(9,148)	(8,571)	2,987	(13,946)	175	(13,771)
Loss for the period	-	-	-	-	(16,013)	-	(16,013)	(3,172)	(19,185)
Other comprehensive income	-	-	141	-	11	-	152	-	152
Total comprehensive income	-	-	141	-	(16,002)	-	(15,861)	(3,172)	(19,033)
Share based payments (Note 18)	-	-	-	-	-	2,039	2,039	-	2,039
Acquisition of non-controlling interest (Note 5.2)	-	-	-	-	(900)	-	(900)	320	(580)
Reclassification of liability related to convertible preference shares to equity (Note 19)	-	-	-	21,976	-	-	21,976	-	21,976
At 31 December 2013	33	106	788	12,828	(25,473)	5,026	(6,692)	(2,677)	(9,369)

These financial statements were authorized for issue by the Management Board on 1 September 2014.

/s/ Svetozar Georgiev	/s/ John Ritchie
Svetozar Georgiev	John Ritchie
Executive Director	Chief Financial Officer

The accompanying notes from page 11 to page 60 are an integral part of these consolidated financial statements.

TELERIK AD

CONSOLIDATED STATEMENT OF CASH FLOWS
For the years ended 31 December 2013 and 31 December 2012

		2013	2012
	Notes	BGN '000	BGN'000
Operating activities
Loss before tax		(21,636)	(6,842)
Non-cash adjustment to reconcile profit before tax to net cash flows
Depreciation of property, plant and equipment	9	1,018	1,029
Amortization of intangible assets	10	1,940	1,619
Interest income	7.6	(6)	(8)
Interest expenses and unwinding of discount on preference shares	7.5	21	2,282
Net foreign exchange losses	7.5, 7.6	283	383
Net retirement benefits expense	7.3	165	92
Share-based compensation expense	7.3, 18	1,430	1,187
Impairment costs	7.4	4,415	-
Working capital adjustments:
Increase in trade and other receivables		(1,316)	(2,333)
(Increase)/ Decrease in prepayments		(137)	39
(Increase)/ Decrease in inventories		(2)	2
Increase in trade and other payables		2,400	1,385
Decrease in other financial liabilities		-	(263)
Increase in deferred revenue		9,094	7,576
		(2,331)	6,148
Income tax paid		(731)	(972)
Net cash flows (used in)/ from operating activities		(3,062)	5,176

Investing activity
Purchase of property, plant and equipment	9	(3,989)	(1,177)
Acquisition of subsidiaries	5.1	(4,661)	(1,378)
Acquisition of non-controlling interest	5.2	(580)	-
Acquisition of available for sale investments	12	(310)	-
Purchase of intangible assets	10	(458)	(437)
Disposals of property, plant and equipment and intangibles	9, 10	53	54
Interest received		6	8
Net cash flows used in investing activities		(9,939)	(2,930)

Financing activities
Payment of finance lease liabilities		(3)	(103)
Interest paid		(21)	(22)
Net cash flows used in financing activities		(24)	(125)

Net foreign exchange difference		97	(628)

Net (decrease)/ increase in cash and cash equivalents		(12,928)	1,493
Cash and cash equivalents at 1 January	15	18,513	17,020
Cash and cash equivalents at 31 December	15	5,585	18,513

These financial statements were authorized for issue by the Management Board on 1 September 2014.

/s/ Svetozar Georgiev	/s/ John Ritchie
Svetozar Georgiev	John Ritchie
Executive Director	Chief Financial Officer

The accompanying notes from page 11 to page 60 are an integral part of these consolidated financial statements.

TELERIK AD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended 31 December 2013 and 31 December 2012

1. Corporate information
Telerik AD ("the Company") is a joint-stock company established in the Republic of Bulgaria on 8 April 2005 with registered address and address of management: 33 Alexander Malinov blvd., Sofia 1729, Bulgaria. The Company’s registered capital as per the commercial register is BGN 57 thousand but its capital booked under IFRS is BGN 33 thousand, comprising of 33,000 common shares with a nominal value of BGN 1 each.

The main activities of the Company include development, marketing and trade in software products.
Telerik AD Group (the Group) includes Telerik AD – parent company, with its subsidiaries:

•
Telerik Inc., a Delaware Corporation established in the USA on 21 December 2006, wholly owned by Telerik AD. Telerik Inc. is distributing the products of Telerik AD, ArtOfTest and Telerik Team Success Inc. on the worldwide market.

•	Telerik GmbH, a German company acquired by Telerik AD in August 2008. Telerik GmbH is focused on software and business development.

•	ArtOfTest LLC, a US company established on 11 December 2009. On 14 December 2009, Telerik US Holdings, Inc. acquired 51% of AOT LLC.

•	Telerik Team Success Inc, a Canadian company established on 25 March 2010. Telerik AD holds 100% ownership in TTS.

•	Telerik UK Ltd., a company established on 6 December 2010 and wholly owned by Telerik AD.

•	Telerik APAC Pty Ltd., a company established in Australia on 8 March 2011 and wholly owned by Telerik AD.

•	Telerik India Private Limited, a company established in India on 24 August 2012 and wholly owned by Telerik AD.

•	Telerik Denmark A/S (Linkage A/S), a Danish company acquired by Telerik AD on 28 February 2013.

As of 31 December 2013 and 31 December 2012 the Group had 838 and 691 employees, respectively.

The consolidated financial statements of Telerik AD for the years ended 31 December 2013 and 2012 were authorized for issue in accordance with a decision of the Management Board dated 1 September 2014.

2.1 Basis of preparation

The consolidated financial statements have been prepared on a historical cost basis. The consolidated financial statements are presented in Bulgarian Leva (BGN) and all values are rounded to the nearest thousand (BGN’000) except when otherwise indicated.

Statement of compliance
The consolidated financial statements of Telerik AD and its subsidiaries (the Group) have been prepared in accordance with the International Financial Reporting Standards (IFRS), as issued by the International Accounting Standards Board (IASB).

2.2 Basis of consolidation

The consolidated financial statements comprise the financial statements of Telerik AD and its subsidiaries Telerik Inc., ArtOfTest LLC, Telerik GmbH, Telerik UK Ltd, Telerik Team Success Inc., Telerik APAC Pty Ltd., Telerik India Private Limited and Telerik Denmark A/S, as at 31 December 2013.

TELERIK AD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended 31 December 2013 and 31 December 2012

2.2 Basis of consolidation (continued)

Control is achieved when the Group is exposed, or has rights, to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee. Specifically, the Group controls an investee if and only if the Group has:

•	Power over the investee (i.e. existing rights that give it the current ability to direct the relevant activities of the investee)

•	Exposure, or rights, to variable returns from its involvement with the investee, and

•	The ability to use its power over the investee to affect its returns
When the group has less than a majority of the voting or similar right of an investee, the Group considers all relevant facts and circumstances in assessing whether it has power over an investee, including:

•	The contractual arrangement with the other vote holders of the investee

•	Rights arising from other contractual arrangements

•	The Group’s voting rights and potential voting rights
The Group re-assesses whether or not it controls an investee if facts and circumstances indicate that there are changes to one or more of the three elements of control.
Subsidiaries are fully consolidated from the date of acquisition, being the date on which the Group obtains control, and continue to be consolidated until the date that such control ceases. Assets, liabilities, income and expenses of a subsidiary acquired or disposed of during the year are included in the statement of comprehensive income from the date the Group gains control until the Group ceases to control the subsidiary. The financial statements of the subsidiaries are prepared for the same reporting period as the parent company, using consistent accounting policies. All intra-group balances, income and expenses, and unrealised gains and losses resulting from intra-group transactions are eliminated in full.

Total comprehensive income within a subsidiary is attributed to the non-controlling interest even if that results in a deficit balance.

A change in the ownership interest of a subsidiary, without a change of control, is accounted for as an equity transaction. If the Group loses control over a subsidiary, it:

•	Derecognises the assets (including goodwill) and liabilities of the subsidiary

•	Derecognises the carrying amount of any non-controlling interest

•	Derecognises the cumulative translation differences, recorded in equity

•	Recognises the fair value of the consideration received

•	Recognises the fair value of any investment retained

•	Recognises any surplus or deficit in profit or loss

•	Reclassifies the parents’ share of components previously recognised in other comprehensive income to profit or loss or retained earnings, as appropriate.

2.3 Summary of significant accounting policies

a) Business combinations and goodwill
Business combinations are accounted for using the acquisition method. The cost of an acquisition is measured as the aggregate of the consideration transferred, measured at acquisition date fair value and the amount of any non-controlling interest in the acquiree. For each business combination, the acquirer measures the non-controlling interest in the acquiree either at fair value or at the proportionate share of the acquiree’s identifiable net assets. Acquisition-related costs incurred are expensed.
When the Group acquires a business, it assesses the financial assets and liabilities assumed for appropriate classification and designation in accordance with the contractual terms, economic circumstances and pertinent conditions as at the acquisition date. This includes the separation of embedded derivatives in host contracts by the acquiree.

TELERIK AD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended 31 December 2013 and 31 December 2012

2.3 Summary of significant accounting policies (continued)

a) Business combinations and goodwill (continued)
If the business combination is achieved in stages, the acquisition date fair value of the acquirer’s previously held equity interest in the acquiree is re-measured to fair value as at the acquisition date through profit and loss.
Any contingent consideration to be transferred by the acquirer will be recognised at fair value at the acquisition date. Contingent consideration classified as an asset or liability that is a financial instrument and within the scope of IAS 39 Financial Instruments: Recognition and Measurement, is measured at fair value with changes in fair value recognised either in either profit or loss or as a change to other comprehensive income. If the contingent consideration is not within the scope of IAS 39, it is measured in accordance with the appropriate IFRS. Contingent consideration that is classified as equity is not remeasured and subsequent settlement is accounted for within equity.
Goodwill is initially measured at cost, being the excess of the aggregate of the consideration transferred and the amount recognised for non-controlling interest over the net identifiable assets acquired and liabilities assumed. If the fair value of the net assets acquired is in excess of the aggregate consideration transferred, the Group re-assesses whether it has correctly identified all of the assets acquired and all of the liabilities assumed and reviews the procedures used to measure the amounts to be recognised at the acquisition date. If the re-assessment still results in an excess of the fair value of net assets acquired over the aggregate consideration transferred, the gain is recognised in profit or loss.

After initial recognition, goodwill is measured at cost less any accumulated impairment losses. For the purpose of impairment testing, goodwill acquired in a business combination is, from the acquisition date, allocated to each of the Group’s cash generating units that are expected to benefit from the combination, irrespective of whether other assets or liabilities of the acquiree are assigned to those units.
Where goodwill forms part of a cash-generating unit and part of the operation within that unit is disposed of, the goodwill associated with the operation disposed of is included in the carrying amount of the operation when determining the gain or loss on disposal of the operation. Goodwill disposed of in this circumstance is measured based on the relative values of the operation disposed of and the portion of the cash-generating unit retained.

b) Foreign currency translation
The Group’s consolidated financial statements are presented in Bulgarian Leva (BGN), which is also the parent company’s functional currency. Each entity in the group determines its own functional currency and items included in the financial statements of each entity are measured using the functional currency of the primary economic environment in which the entity operates. The functional currency of Telerik AD is Bulgarian Leva, the functional currency of Telerik Inc., Telerik US Holdings Inc., and ArtOfTest LLC is the United States Dollar (USD); the functional currency of Telerik Team Success Inc. is Canadian Dollars; the functional currency of Telerik UK Ltd is Great British pound (GBP), the functional currency of Telerik APAC is Australian dollar (AUD) ,the functional currency of Telerik GmbH is Euro (EUR), the functional currency of Telerik India Private Limited is Indian Rupee (INR) and the functional currency of Telerik Denmark is Danish Krone.

i)	Transactions and balances
Transactions in foreign currencies are initially recorded by the Group entities at their respective functional currency rates prevailing at the date of the transaction first qualifies for recognition.
Monetary assets and liabilities denominated in foreign currencies are retranslated at the functional currency spot rate of exchange ruling at the reporting date.
Differences arising on settlement or translation of monetary items are recognised in profit or loss. Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rates as at the dates of the initial transactions.
Any goodwill arising on the acquisition of a foreign operation and any fair value adjustments to the carrying amounts of assets and liabilities arising on the acquisition are treated as assets and liabilities of the foreign operation and translated at the spot rate of exchange at the reporting date.

TELERIK AD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended 31 December 2013 and 31 December 2012

2.3 Summary of significant accounting policies (continued)

b) Foreign currency translation (continued)

i)	Transactions and balances
Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rates as at the dates of the initial transactions. Non-monetary items measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value is determined. The gain or loss arising on retranslation of non-monetary items is treated in line with the recognition of gain or loss on change in the fair value of the item (i.e. translation differences on items whose fair value gain or loss is recognized in other comprehensive income or profit or loss is also recognized in other comprehensive income or profit or loss, respectively).

ii)	Group companies
On consolidation the assets and liabilities of foreign operations are translated into Bulgarian Leva (BGN) at the rate of exchange prevailing at the reporting date and their income statements are translated at the weighted average monthly exchange rates of the Bulgarian National Bank. The exchange differences arising on the translation are recognized in other comprehensive income. On disposal of a foreign entity, the component of other comprehensive income relating to that particular foreign operation is recognized in the income statement.
Any goodwill arising on the acquisition of a foreign operation and any fair value adjustments to the carrying amounts of assets and liabilities arising on the acquisition are treated as assets and liabilities of the foreign operation and translated at the at the spot rate of exchange at the reporting rate.

c) Revenue recognition
Revenue is recognised to the extent that it is probable that the economic benefits will flow to the Group and the revenue can be reliably measured, regardless of when the payment is being made. Revenue is measured at the fair value of the consideration received or receivable, taking into account contractually defined terms of payment and excluding discounts, rebates, and sales taxes or duties. The Group assesses its revenue arrangements against specific criteria in order to determine if it is acting as principal or agent. The Group has concluded that it is acting as a principal in all of its revenue arrangements. The following specific recognition criteria must also be met before revenue is recognized.

Software revenue
The Group enters into certain arrangements where it is obligated to deliver multiple products and/or services (multiple elements). In these arrangements, the Group generally allocates the total revenue among the elements based on the vendor specific fair value of each element when sold separately, or based on the amount which will cover the expected costs of the services under the agreement, together with a reasonable profit on those services.

Revenue from sales of software licenses is recognized when the significant risks and rewards of ownership have been transferred to the buyer, usually upon granting the license, with a portion of the revenue recorded as unearned due to undelivered elements including, in some cases, free post-delivery support and the right to receive unspecified upgrades/enhancements of the products on a when-and-if-available basis. The amount of revenue allocated to undelivered elements is based on the vendor-specific objective evidence of fair value for those elements using the residual method. Under the residual method, the total fair value of the undelivered elements, as indicated by vendor-specific objective evidence, is recorded as unearned, and the difference between the total arrangement fee and the amount recorded as unearned for the undelivered elements is recognized as revenue related to delivered elements. Unearned revenue due to undelivered elements is recognized ratably on a straight-line basis over the related product’s life cycle.

TELERIK AD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended 31 December 2013 and 31 December 2012

2.3 Summary of significant accounting policies (continued)

c) Revenue recognition (continued)

Software revenue (continued)
If a discount is offered in a multiple element arrangement, a proportionate amount of that discount is applied to each element included in the arrangement based on each element’s fair value without regard to the discount. However, no portion of the discount is allocated to any upgrade rights and no portion of the discount is attributed to undelivered elements.

Revenue from multi-year licensing arrangements are accounted for as subscriptions, with billings recorded as deferred revenue and recognized as revenue ratably over the billing coverage period. Certain multi-year licensing arrangements include rights to receive future versions of software product on a when-and-if-available basis. Support services are also accounted for as subscriptions.

Rendering of services
Revenue from rendering of services is recognized by reference to the stage of completion. Stage of completion is measured by reference to labour hours incurred to date as a percentage of total estimated labour hours for each contract. Where the contract outcome cannot be measured reliably, revenue is recognized only to the extent that the expenses incurred are eligible to be recovered.

Research and development expenses
Research and development expenses include mainly payroll, employee benefits, and other headcount-related costs associated with product development. The Group has determined that technological feasibility for its software products is reached shortly before the products are released to manufacturing. Costs incurred after technological feasibility are established to be immaterial, and accordingly, all research and development costs are expensed when incurred.

c) Revenue recognition (continued)

Interest income
For all financial instruments measured at amortized cost and interest bearing financial assets classified as available-for-sale, interest income or expense is recorded using the effective interest rate (EIR), which is the rate that exactly discounts the estimated future cash payments or receipts through the expected life of the financial instrument or a shorter period, where appropriate, to the net carrying amount of the financial asset or liability. Interest income is included in finance income in the income statement.

Dividends
Revenue is recognized when the Group’s right to receive the payment is established.

d) Taxes
Current income tax
Current income tax assets and liabilities for the current and prior periods are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted, by the reporting date, in the countries where the Group operates and generates taxable income.

Current income tax relating to items recognised directly in equity is recognised in equity and not in the income statement. Management periodically evaluates positions taken in the tax returns with respect to situations in which applicable tax regulations are subject to interpretation and establishes provisions where appropriate.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended 31 December 2013 and 31 December 2012

2.3 Summary of significant accounting policies (continued)

d) Taxes (continued)

Deferred tax
Deferred tax is provided using the liability method on temporary differences at the reporting date between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes at the reporting date.

Deferred tax liabilities are recognised for all taxable temporary differences, except:

•
Where the deferred tax liability arises from the initial recognition of goodwill or of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss; and

•
In respect of taxable temporary differences associated with investments in subsidiaries, associates and interests in joint ventures, where the timing of the reversal of the temporary differences can be controlled and it is probable that the temporary differences will not reverse in the foreseeable future.

Deferred tax assets are recognized for all deductible temporary differences, carry forward of unused tax credits and unused tax losses, to the extent that it is probable that taxable profit will be available against which the deductible temporary differences, and the carry forward of unused tax credits and unused tax losses can be utilised except:

•
Where the deferred tax asset relating to the deductible temporary difference arises from the initial recognition of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss; and

•
In respect of deductible temporary differences associated with investments in subsidiaries, associates and interests in joint ventures, deferred tax assets are recognized only to the extent that it is probable that the temporary differences will reverse in the foreseeable future and taxable profit will be available against which the temporary differences can be utilized.

Deferred tax (continued)
The carrying amount of deferred tax assets is reviewed at each reporting date and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be utilised. Unrecognised deferred tax assets are reassessed at each reporting date and are recognised to the extent that it has become probable that future taxable profit will allow the deferred tax asset to be recovered.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the year when the asset is realised or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted at the reporting date.

Deferred tax relating to items outside profit and loss is recognized outside profit or loss. Deferred tax items are recognized in correlation to the underlying transactions either in other comprehensive income or directly in equity.

Deferred tax assets and deferred tax liabilities are offset, if a legally enforceable right exists to set off current tax assets against current income tax liabilities and the deferred taxes relate to the same taxable entity and the same taxation authority.

Tax benefits acquired as part of a business combination, but not satisfying the criteria for separate recognition at that date, would be recognised subsequently if new information about facts and circumstances changed. The adjustment would either be treated as a reduction to goodwill (as long as it does not exceed goodwill) if it was incurred during the measurement period or in profit or loss.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended 31 December 2013 and 31 December 2012

2.3 Summary of significant accounting policies (continued)

d) Taxes (continued)

Value added tax (“VAT”)
Revenues, expenses and assets are recognised net of the amount of value added tax (VAT) except:

•
When the VAT incurred on a purchase of assets or services is not recoverable from the taxation authority, in which case the VAT is recognised as part of the cost of acquisition of the asset or as part of the expense item as applicable; and

•	When receivables and payables that are stated with the amount of VAT included.

The net amount of VAT recoverable from, or payable to, the taxation authority is included as part of receivables or payables in the statement of financial position.

e) Employee benefits
Short-term employee benefits include salaries, interim and annual bonuses, social security contributions and paid annual leave of current employees expected to be settled wholly within twelve months after the end of the reporting period. They are recognised as an employee benefit expense in the profit or loss or included in the cost of an asset when service is rendered to a company within the Group and measured at the undiscounted amount of the expected cost of the benefit. Information on short-term employee benefits is disclosed in Note 7.3 and Note 20.

Other long-term employee benefits comprise accumulating paid annual leave that a company within the Group does not expect to settle wholly before the end of the following reporting period. They are recognised as an employee benefit expense in the profit or loss or included in the cost of an asset when the employees render service that increases their entitlement to future paid leave. Long-term paid annual leave is measured at the present value of the expected cost to be paid as a result of the unused entitlement accumulated at the end of the reporting period and reflects expected timing of settlement, expected salary level and reporting period-end market yield on government bonds. Information on long-term employee benefits is disclosed in Note 20.

The Group operates defined benefit plan arising from the requirement of the Bulgarian labour legislation to pay two or six gross monthly salaries to its employees upon retirement, depending on the length of their service. If an employee has worked for the Group for 10 years, the retirement benefit amounts to six gross monthly salaries upon retirement, otherwise, two gross monthly salaries. These retirement benefits are unfunded. The cost of providing benefits under the retirement benefit plan is determined using the projected unit credit method. Re-measurements, comprising of actuarial gains and losses, are recognised immediately in the statement of financial position with a corresponding debit or credit to retained earnings through other comprehensive income in the period in which they occur. Re-measurements are not reclassified to profit or loss in subsequent periods. Past service costs are recognised in profit or loss on the earlier of:

•	The date of the plan amendment or curtailment, and

•	The date that the Group recognises restructuring-related costs.

Interest expense is calculated by applying the discount rate to the defined benefit liability. The Group recognises the following changes in the defined benefit obligation in profit or loss for the period:

•	Service costs comprising current service costs, past-service costs, gains and losses on curtailments and non-routine settlements within “Salaries and related costs”

•	Interest expense within “Salaries and related costs”

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended 31 December 2013 and 31 December 2012

2.3 Summary of significant accounting policies (continued)

f) Financial instruments – initial recognition and subsequent measurement

i)	Financial assets

Initial recognition and measurement
Financial assets within the scope of IAS 39 are classified as financial assets at fair value through profit or loss, loans and receivables, held-to-maturity investments, available-for-sale financial assets, as appropriate. The Group determines the classification of its financial assets at initial recognition.

All financial assets are recognized initially at fair value plus, in the case of investments not at fair value through profit or loss, directly attributable transaction costs.

Purchases or sales of financial assets that require delivery of assets within a time frame established by regulation or convention in the marketplace (regular way trades) are recognized on the trade date, i.e., the date that the Group commits to purchase or sell the asset.

The Group‘s financial assets include cash and short-term deposits and trade and other receivables.

Subsequent measurement
The subsequent measurement of financial assets depends on their classification as follows:

Financial assets at fair value through profit or loss
Financial assets at fair value through profit or loss include financial assets held for trading and financial assets designated upon initial recognition at fair value through profit or loss. Financial assets are classified as held for trading if they are acquired for the purpose of selling or repurchasing in the near term. Derivatives, including separated embedded derivatives are also classified as held for trading unless they are designated as effective hedging instruments as defined by IAS 39.

Financial assets at fair value through profit and loss are carried in the statement of financial position at fair value with net changes in fair value recognised in finance costs in the income statement.

Financial assets designated upon initial recognition at fair value through profit and loss are designated at their initial recognition date and only if the criteria under IAS 39 are satisfied. The Group has not designated any financial assets at fair value through profit or loss.

Receivables
Receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. After initial recognition, such financial assets are subsequently measured at amortized cost using the effective interest rate method (EIR), less impairment. Amortized cost is calculated by taking into account any discount or premium on acquisition and fee or costs that are an integral part of the EIR. The EIR amortization is included in finance income in the income statement. The losses arising from impairment are recognized in the income statement in finance costs for loans and in other operating expenses for receivables.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended 31 December 2013 and 31 December 2012

2.3 Summary of significant accounting policies (continued)

f) Financial instruments – initial recognition and subsequent measurement (continued)

i) Financial assets (continued)

Subsequent measurement (continued)

Derecognition
A financial asset (or, where applicable a part of a financial asset or part of a group of similar financial assets) is derecognized when:

•	The rights to receive cash flows from the asset have expired; or

•
the Group has transferred its rights to receive cash flows from the asset or has assumed an obligation to pay the received cash flows in full without material delay to a third party under a ‘pass-through’ arrangement; and either (a) the Group has transferred substantially all the risks and rewards of the asset, or (b) the Group has neither transferred nor retained substantially all the risks and rewards of the asset, but has transferred control of the asset.

When the Group has transferred its rights to receive cash flows from an asset or has entered into a pass-through arrangement, and has neither transferred nor retained substantially all the risks and rewards of the asset nor transferred control of the asset, the asset is recognised to the extent of the Group’s continuing involvement in the asset.

In that case, the Group also recognises an associated liability. The transferred asset and the associated liability are measured on a basis that reflects the rights and obligations that the Group has retained.

Continuing involvement that takes the form of a guarantee over the transferred asset, is measured at the lower of the original carrying amount of the asset and the maximum amount of consideration that the Group could be required to repay.

ii)	Impairment of financial assets

The Group assesses at each reporting date whether a financial asset or group of financial assets is impaired. A financial asset or a group of financial assets is deemed to be impaired if, and only if, there is objective evidence of impairment as a result of one or more events that has occurred after the initial recognition of the asset (an incurred ‘loss event’) and that loss event has an impact on the estimated future cash flows of the financial asset or the group of financial assets that can be reliably estimated. Evidence of impairment may include indications that the debtors or a group of debtors is experiencing significant financial difficulty, default or delinquency in interest or principal payments, the probability that they will enter bankruptcy or other financial reorganisation and where observable data indicate that there is a measurable decrease in the estimated future cash flows, such as changes in arrears or economic conditions that correlate with defaults.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended 31 December 2013 and 31 December 2012

2.3 Summary of significant accounting policies (continued)

f) Financial instruments – initial recognition and subsequent measurement (continued)

ii) Impairment of financial assets (continued)

Financial Assets carried at amortized cost
For financial assets carried at amortized cost the Group first assesses whether objective evidence of impairment exists individually for financial assets that are individually significant, and individually or collectively for financial assets that are not individually significant. If it is determined that no objective evidence of impairment exists for an individually assessed financial asset, whether significant or not, the asset is included in a group of financial assets with similar credit risk characteristics and that group of financial assets is collectively assessed for impairment. Assets that are individually assessed for impairment and for which an impairment loss is or continues to be recognized are not included in a collective assessment of impairment.

If there is objective evidence that an impairment loss on loans and receivables carried at amortized cost has incurred, the amount of the loss is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows (excluding future expected credit losses that have not been incurred). The present value of the estimated future cash flows is discounted at the financial asset’s original effective interest rate (i.e. the effective interest rate computed at initial recognition).

The carrying amount of the asset is reduced through use of an allowance account and the amount of the loss is recognized in the income statement. Interest income continues to be accrued on the reduced carrying amount and is accrued using the rate of interest used to discount the future cash flows for the purpose of measuring the impairment loss. The interest income is recorded as part of finance income in the income statement. Loans together with the associated allowance are written off when there is no realistic prospect of future recovery and all collateral has been realized or has been transferred to the Group. If, in a subsequent period, the amount of the impairment loss increases or decreases because of an event occurring after the impairment was recognized, the previously recognized loss is increased or reduced by adjusting the allowance account. If a future write-off is later recovered, the recovery is credited to finance costs in the income statement.

In relation to trade receivables, impairment is made when there is objective evidence (such as the probability of insolvency or significant financial difficulties of the debtor) that the Group will not be able to collect all of the amounts due under the original terms of the invoice. The carrying amount of the receivable is reduced through use of an allowance account. Impaired debts are derecognized when they are assessed as uncollectible.

iii) Financial liabilities
Initial recognition and measurement
Financial liabilities within the scope of IAS 39 are classified as financial liabilities at fair value through profit or loss, loans and borrowings, as appropriate. The Group determines the classification of its financial liabilities at initial recognition.

All financial liabilities are recognized initially at fair value and in the case of loans and borrowings, plus directly attributable transaction costs.

The Group’s financial liabilities include trade and other payables, loans and borrowings, and derivative financial instruments.

Subsequent measurement
The measurement of financial liabilities depends on their classification as follows:

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended 31 December 2013 and 31 December 2012

2.3 Summary of significant accounting policies (continued)

f) Financial instruments – initial recognition and subsequent measurement (continued)

iii) Financial liabilities (continued)

Loans and borrowings
After initial recognition, interest bearing loans and borrowings are subsequently measured at amortized cost using the effective interest rate method. Gains and losses are recognized in the income statement when the liabilities are derecognized as well as through the effective interest rate (EIR) amortization process.

Amortised cost is calculated by taking into account any discount or premium on acquisition and fee or costs that are an integral part of the EIR. The EIR amortization is included in finance cost in the income statement.

Derecognition
A financial liability is derecognized when the obligation under the liability is discharged or cancelled or expires.

When an existing financial liability is replaced by another from the same lender on substantially different terms, or the terms of an existing liability are substantially modified, such an exchange or modification is treated as a derecognizing of the original liability and the recognition of a new liability, and the difference in the respective carrying amounts is recognized in the income statement.

iv)	Offsetting of financial instruments
Financial assets and financial liabilities are offset and the net amount reported in the consolidated statement of financial position if, and only if, there is a currently enforceable legal right to offset the recognized amounts and there is an intention to settle on a net basis, or to realize the assets and settle the liabilities simultaneously.

v)	Fair value measurement
The Group does not report any financial instruments, such as, derivatives and available for sale financial assets at fair value, as well as non-financial assets such as investment properties and property, plant and equipment, at fair value at each balance sheet date. Fair values of financial instruments measured at amortised cost are disclosed in Note 25.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value measurement is based on the presumption that the transaction to sell the asset or transfer the liability takes place either:

•	In the principal market for the asset or liability, or

•	In the absence of a principal market, in the most advantageous market for the asset or liability
The principal or the most advantageous market must be accessible to by the Group.

The fair value of an asset or a liability is measured using the assumptions that market participants would use when pricing the asset or liability, assuming that market participants act in their economic best interest.

A fair value measurement of a non-financial asset takes into account a market participant's ability to generate economic benefits by using the asset in its highest and best use or by selling it to another market participant that would use the asset in its highest and best use.

The Group uses valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value, maximising the use of relevant observable inputs and minimising the use of unobservable inputs.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended 31 December 2013 and 31 December 2012

2.3 Summary of significant accounting policies (continued)

f) Financial instruments – initial recognition and subsequent measurement (continued)
v) Fair value measurement (continued)

All assets and liabilities for which fair value is measured or disclosed in the financial statements are categorised within the fair value hierarchy, described as follows, based on the lowest level input that is significant to the fair value measurement as a whole:

•	Level 1 — Quoted (unadjusted) market prices in active markets for identical assets or liabilities

•	Level 2 — Valuation techniques for which the lowest level input that is significant to the fair value measurement is directly or indirectly observable

•	Level 3 — Valuation techniques for which the lowest level input that is significant to the fair value measurement is unobservable

For assets and liabilities that are recognised in the financial statements on a recurring basis, the Group determines whether transfers have occurred between Levels in the hierarchy by re-assessing categorisation (based on the lowest level input that is significant to the fair value measurement as a whole) at the end of each reporting period.

The Group’s management determines the policies and procedures for both recurring fair value measurement, and for non-recurring measurement, such as assets held for distribution in discontinued operation.

External valuers are involved for valuation of significant assets, and significant liabilities. Involvement of valuation experts is decided upon annually by the management. Selection criteria for external valuers include market knowledge, reputation, independence and whether professional standards are maintained. The management decides, after discussions with the valuation experts, which valuation techniques and inputs to use for each case.

At each reporting date, the management analyses the movements in the values of assets and liabilities which are required to be re-measured or re-assessed as per the Group’s accounting policies. For this analysis, the management verifies the major inputs applied in the latest valuation by agreeing the information in the valuation computation to contracts and other relevant documents. The management, in conjunction with the valuation experts, also compares each the changes in the fair value of each asset and liability with relevant external sources to determine whether the change is reasonable.

For the purpose of fair value disclosures, the Group has determined classes of assets and liabilities on the basis of the nature, characteristics and risks of the asset or liability and the level of the fair value hierarchy as explained above.

g) Convertible preference shares
Convertible preference shares are separated into liability and equity components based on the terms of the contract.

On issuance of the convertible preference shares, the fair value of the liability component is determined using the Group’s normal borrowing rate and this amount is classified as a financial liability measured at amortised cost (net of transaction costs) until it is extinguished on conversion or redemption.

The remainder of the proceeds is allocated to the conversion option that is recognised and included in shareholders’ equity, net of transaction costs. The carrying amount of the conversion option is not remeasured in subsequent years.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended 31 December 2013 and 31 December 2012

2.3 Summary of significant accounting policies (continued)

g) Convertible preference shares (continued)
Transaction costs are apportioned between the liability and equity components of the convertible preference shares based on the allocation of proceeds to the liability and equity components when the instruments are initially recognised.

h) Property, plant and equipment
Plant and equipment are stated at cost, net of accumulated depreciation and/ or accumulated impairment losses, if any. Such cost includes the cost of replacing part of the plant and equipment and borrowing costs for long-term construction projects if the recognition criteria are met. Likewise, when a major inspection is performed, its cost is recognized in the carrying amount of the plant and equipment as a replacement if the recognition criteria are satisfied. All other repair and maintenance costs are recognised in the income statement as incurred.

Depreciation is calculated on a straight line basis over the useful life of the assets, as follows:

	Useful life 2013	Useful life 2012
Office equipment	3 – 7 years	3 – 7 years
Computers	2 – 3 years	2 – 3 years
Vehicles	4 years	4 years

An item of plant and equipment is derecognised upon disposal or when no future economic benefits are expected from its use or disposal. Any gain or loss arising on derecognition of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is included in the income statement in the year the asset is derecognised.

The asset’s residual values, useful lives and methods of depreciation are reviewed at each financial year end and adjusted, if appropriate.

i) Leases
The determination of whether an arrangement is, or contains a lease is based on the substance of the arrangement at inception date of whether the fulfilment of the arrangement is dependent on the use of a specific asset or assets or the arrangement conveys a right to use the asset.

Group as a lessee
Finance leases, which transfer to the Group substantially all the risks and benefits incidental to ownership of the leased item, are capitalised at the inception of the lease at the fair value of the leased property or, if lower, at the present value of the minimum lease payments. Lease payments are apportioned between the finance charges and reduction of the lease liability so as to achieve a constant rate of interest on the remaining balance of the liability. Finance charges are reflected in the income statement.

Leased assets are depreciated over the shorter of the estimated useful life of the asset. However, if there is no reasonable certainty that the Group will obtain ownership by the end of the lease term, the asset is depreciated over the shorter of the estimated useful life of the asset and the lease term.

Operating lease payments are recognised as an expense in the income statement on a straight line basis over the lease term.

j) Borrowing costs
Borrowing costs directly attributable to the acquisition, construction or production of an asset that necessarily takes a substantial period of time to get ready for its intended use or sale are capitalised as part of the cost of the respective assets. All other borrowing costs are expensed in the period they occur. Borrowing costs consist of interest and other costs that an entity incurs in connection with the borrowing of funds.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended 31 December 2013 and 31 December 2012

2.3 Summary of significant accounting policies (continued)

k) Intangible assets
Intangible assets acquired separately are measured on initial recognition at cost. The cost of intangible assets acquired in a business combination is its fair value as at the date of acquisition. Following initial recognition, intangible assets are carried at cost less any accumulated amortisation and any accumulated impairment losses. Internally generated intangible assets are not capitalised and expenditure is reflected in the income statement in the year in which the expenditure is incurred.

The useful lives of intangible assets are assessed to be finite.

Intangible assets with finite lives are amortised over the useful economic life and assessed for impairment whenever there is an indication that the intangible asset may be impaired. The amortisation period and the amortisation method for an intangible asset with a finite useful life are reviewed at least at each financial year end. Changes in the expected useful life or the expected pattern of consumption of future economic benefits embodied in the asset is accounted for by changing the amortisation period or method, as appropriate, and treated as changes in accounting estimates. The amortisation expense on intangible assets with finite lives is recognised in the income statement in the expense category consistent with the function of the intangible asset.

The useful lives of the intangible assets are estimated as follows:

	Useful life 2013	Useful life 2012
Software	2 – 10 years	2 – 10 years
Trademarks and related rights	5 – 10 years	5 – 10 years

Intangible assets with indefinite useful lives are not amortised, but are tested for impairment annually, either individually or at the cash generating unit level. The assessment of indefinite life is reviewed annually to determine whether the indefinite life continues to be supportable. If not, the change in useful life from indefinite to finite is made on a prospective basis.

Gains or losses arising from derecognition of an intangible asset are measured as the difference between the net disposal proceeds and the carrying amount of the asset and are recognised in the income statement when the asset is derecognised.

l) Impairment of non-financial assets
The Group assesses at each reporting date whether there is an indication that an asset may be impaired. If any indication exists, or when annual impairment testing for an asset is required, the Group estimates the asset’s recoverable amount. An asset’s recoverable amount is the higher of an asset’s or cash-generating unit’s (CGU) fair value less costs to sell and its value in use and is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or group of assets. When the carrying amount of an asset or CGU exceeds its recoverable amount, the asset is considered impaired and is written down to its recoverable amount. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. In determining fair value less costs to sell, an appropriate valuation model is used.

The Group bases its impairment calculation on detailed budgets and forecast calculations which are prepared separately for each of the CGUs to which the individual assets are allocated. These budgets and forecast calculations are generally covering a period of five years. For longer periods, a long term growth rate is calculated and applied to project future cash flows after the fifth year.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended 31 December 2013 and 31 December 2012

2.3 Summary of significant accounting policies (continued)

l) Impairment of non-financial assets (continued)

Impairment losses of continuing operations are recognised in the income statement in those expense categories consistent with the function of the impaired asset, except for property previously revalued where the revaluation was taken to other comprehensive income. In this case, the impairment is also recognised in other comprehensive income up to the amount of any previous revaluation.

For assets, excluding goodwill, an assessment is made at each reporting date as to whether there is any indication that previously recognized impairment losses may no longer exist or may have decreased. If such indication exists, the Group estimates the asset’s or cash-generating unit’s recoverable amount. A previously recognized impairment loss is reversed only if there has been a change in the assumptions used to determine the asset’s recoverable amount since the last impairment loss was recognized.

The reversal is limited so that the carrying amount of the asset does not exceed its recoverable amount, nor exceed the carrying amount that would have been determined, net of depreciation, had no impairment loss been recognised for the asset in prior years. Such reversal is recognised in the income statement unless the asset is carried at a revalued amount, in which case the reversal is treated as a revaluation increase.

Goodwill
Goodwill is tested for impairment annually (as at 31 December) and when circumstances indicate that the carrying value may be impaired.

Impairment is determined for goodwill by assessing the recoverable amount of each cash-generating unit (or group of cash-generating units) to which the goodwill relates. Where the recoverable amount of the cash-generating unit is less than their carrying amount, an impairment loss is recognised. Impairment losses relating to goodwill cannot be reversed in future periods.

m) Cash and cash equivalents
Cash and cash equivalents in the statement of financial position comprise cash at banks and at hand.

For the purpose of the consolidated cash flow statement, cash and cash equivalents consist of cash at banks and at hand as defined above.

n) Issued capital
Issued capital is presented at nominal amount for all paid and issued shares. All share receipts above the nominal amount is recorded as premium reserve.

o) Provisions
Provisions are recognised when the Group has a present obligation (legal or constructive) as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation. When the Group expects some or all of a provision to be reimbursed, for example under an insurance contract, the reimbursement is recognised as a separate asset but only when the reimbursement is virtually certain. The expense relating to any provision is presented in the income statement net of any reimbursement. If the effect of the time value of money is material, provisions are discounted using a current pre tax rate that reflects, where appropriate, the risks specific to the liability. Where discounting is used, the increase in the provision due to the passage of time is recognised as a finance cost.

p) Share based payments
Any eligible persons (employee of the Group, officer, director, agent, consultant or advisor to the Group) receive remuneration in the form of share based payment transactions, whereby they render services as consideration for equity instruments (equity-settled transactions).

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended 31 December 2013 and 31 December 2012

2.3 Summary of significant accounting policies (continued)

p) Share based payments (continued)

Equity-settled transactions
The cost of equity-settled transactions is determined by the fair value at the date when the grant is made using an appropriate valuation model.
The cost of equity-settled transactions is recognised, together with a corresponding increase in other capital reserves in equity, over the period in which the performance and/or service conditions are fulfilled. The cumulative expense recognised for equity-settled transactions at each reporting date until the vesting date reflects the extent to which the vesting period has expired and the Group’s best estimate of the number of equity instruments that will ultimately vest. The income statement expense or credit for a period represents the movement in cumulative expense recognised as at the beginning and end of that period and is recognised in salaries and related costs (Note 7.3).

No expense is recognised for awards that do not ultimately vest, except for equity-settled transactions for which vesting is conditional upon a market or non-vesting condition. These are treated as vesting irrespective of whether or not the market or non-vesting condition is satisfied, provided that all other performance and/or service conditions are satisfied.

When the terms of an equity-settled transaction award are modified, the minimum expense recognised is the expense as if the terms had not been modified, if the original terms of the award are met. An additional expense is recognised for any modification that increases the total fair value of the share-based payment transaction, or is otherwise beneficial to the employee as measured at the date of modification.

When an equity-settled award is cancelled, it is treated as if it vested on the date of cancellation, and any expense not yet recognised for the award is recognised immediately. This includes any award where non-vesting conditions within the control of either the entity or the employee are not met. However, if a new award is substituted for the cancelled award, and designated as a replacement award on the date that it is granted, the cancelled and new awards are treated as if they were a modification of the original award, as described in the previous paragraph.

2.4 Changes in accounting policy and disclosures

New and amended standards and interpretations

The accounting policies adopted are consistent with those of the previous financial year, except for the following new and amended IFRS and IFRIC interpretations adopted as of 1 January 2013:

•	IAS 1 Presentation of Financial Statements (Amendment) - Presentation of Items of Other Comprehensive Income

•	IAS 19 Employee Benefits (Revised)

•	IAS 28 Investment in Associates and Joint Ventures (Revised)

•	IFRS 1 Government Loans – Amendments to IFRS 1

•	IFRS 7 Financial Instruments: Disclosures (Amendment) - Offsetting Financial Assets and Financial Liabilities

•	IFRS 10 Consolidated Financial Statements, IAS 27 Separate Financial Statements

•	IFRS 11 Joint Arrangements

•	IFRS 12 Disclosure of Interests in Other Entities

•	IFRS 13 Fair Value Measurement

•	IFRIC 20 Stripping Costs in the Production Phase of a Surface Mine

•	Improvements to IFRS – 2009 – 2011 Cycle

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended 31 December 2013 and 31 December 2012

2.4 Changes in accounting policy and disclosures (continued)

New and amended standards and interpretations (continued)

When adoption of the standard or interpretation is deemed to have an impact on the financial statements or performance of the Group, its impact is described below:

IAS 28 Investments in Associates and Joint Ventures (Revised)
As a consequence of the new IFRS 11 Joint arrangements and IFRS 12 Disclosure of Interests in Other Entities, IAS 28 Investments in Associates, has been renamed IAS 28 Investments in Associates and Joint Ventures, and described the application of the equity method to investments in joint ventures in addition to associates. As the Group does not have any investments in associates/joint ventures, the revised standard did not impact its financial position and performance.

IFRS 10 Consolidated Financial Statements, IAS 27 Separate Financial Statements
IFRS 10 replaces the portion of IAS 27 Consolidated and Separate Financial Statements that addresses the accounting for consolidated financial statements. It also addresses the issues raised in SIC-12 Consolidation — Special Purpose Entities. IFRS 10 establishes a single control model that applies to all entities including special purpose entities. The changes introduced by IFRS 10 will require management to exercise significant judgment to determine which entities are controlled and therefore are required to be consolidated by a parent, compared with the requirements that were in IAS 27. At the date of initial application of IFRS 10 (1 January 2013) management has assessed all of its investments under the new requirements of the standard. As a result of this assessment, the application of IFRS 10 did not affect the accounting for the Group’s investments.

IFRS 11 Joint Arrangements
IFRS 11 replaces IAS 31 Interests in Joint Ventures and SIC-13 Jointly-controlled Entities — Non-monetary Contributions by Venturers. IFRS 11 removes the option to account for jointly controlled entities (JCEs) using proportionate consolidation. Instead, JCEs that meet the definition of a joint venture must be accounted for using the equity method. Management has assessed whether the contractual agreements of the Group meet the definition of “joint arrangement” under IFRS 11. As a result of the assessment no joint arrangements were identified, therefore the new standard did not impact its financial position and performance.

IFRS 12 Disclosures of Interests in Other Entities
IFRS 12 includes all of the disclosures that were previously in IAS 27 related to consolidated financial statements, as well as all of the disclosures that were previously included in IAS 31 and IAS 28. These disclosures relate to an entity’s interests in subsidiaries, joint arrangements, associates and structured entities. A number of new disclosures are also required. For example, where a subsidiary is controlled with less than a majority of voting rights. While the Group has subsidiaries with material non-controlling interests, there are no unconsolidated structured entities. IFRS 12 disclosures are provided in Note 5.4.

IAS 1 Presentation of Financial Statements (Amendment) - Presentation of Items of Other Comprehensive Income
The amendments to IAS 1 require grouping of items presented in other comprehensive income. Items that will be reclassified (‘recycled’) to profit or loss at a future point in time are presented separately from items that will not be reclassified by introducing two sub-headings “Other comprehensive income to be reclassified to profit or loss in subsequent periods” and “Other comprehensive income not to be reclassified to profit or loss in subsequent periods” in the statement of other comprehensive income. The amendments affect presentation only and have no impact on the Group’s financial position or performance.

IAS 1 Clarification of the requirement for comparative information (Amendment as part of Improvements to IFRS – 2009 – 2011 Cycle)
These amendments clarify the difference between voluntary additional comparative information and the minimum required comparative information. An entity must include comparative information in the related notes to the financial statements when it voluntarily provides comparative information beyond the minimum required comparative period. The amendments clarify that the opening statement of financial position, presented as a result of retrospective restatement or reclassification of items in financial statements does not have to be accompanied by comparative information in the related notes. The amendments affect presentation only and have no impact on the Group’s financial position or performance.

TELERIK AD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended 31 December 2013 and 31 December 2012

2.4 Changes in accounting policy and disclosures (continued)

New and amended standards and interpretations (continued)

IAS 19 Employee Benefits (Revised)
The key changes of IAS 19 (Revised) that have impacted the Group include the following:

•
Actuarial gains and losses are recognised immediately in the statement of financial position with a corresponding debit or credit to retained earnings through other comprehensive income in the period in which they occur. Previously, the Group recognized actuarial gains and losses in the profit or loss immediately.

•
All past service costs are recognised at the earlier of when the amendment/curtailment occurs or when the related restructuring or termination costs are recognised. As a result, unvested past service costs can no longer be deferred and recognised over the future vesting period.

•
Accumulating paid annual leave that the Group does not expect to settle wholly within twelve months after the end of the reporting period are classified as other long-term employee benefits and measured at the present value of expected cost. Previously, all paid annual leave was measured at the undiscounted amount of the expected cost of the benefit.

Transitional provisions of IAS 19 (Revised) require retrospective application, i.e. restatement of opening statement of financial position of the earliest comparative period presented (1 January 2012) and the comparative figures. The Group has estimated that the effect of the retrospective application will be immaterial to its financial position as of 1 January 2012 and 31 December 2012 as well as to its financial performance for the year ended 31 December 2012. As a result, the Group has referred to IAS 8 Accounting Policies. Changes in Accounting Estimates and Errors, para 8 which provides a relief from the application of accounting policies when the effect is deemed immaterial and has applied IAS 19 changes as from 1 January 2013.

IFRS 13 Fair Value Measurement
IFRS 13 establishes a single source of guidance under IFRS for all fair value measurements. IFRS 13 does not change when an entity is required to use fair value, but rather provides guidance on how to measure fair value under IFRS. IFRS 13 defines fair value as an exit price. As a result of the guidance in IFRS 13, the Group re-assessed its policies for measuring fair values. IFRS 13 also requires additional disclosures.

Application of IFRS 13 has not materially impacted the fair value measurements of the Group. Additional disclosures where required, are provided in the individual notes relating to the assets and liabilities whose fair values were determined.

Other new and amended standards and interpretations
The following amendments to standards do not have any effect on the Group’s financial position and /or performance:

•	IFRS 1 Government Loans – Amendments to IFRS 1

•	IFRS 7 Financial Instruments: Disclosures (Amendment) - Offsetting Financial Assets and Financial Liabilities

•	IFRIC 20 Stripping Costs in the Production Phase of a Surface Mine

•	Improvements to IFRS – 2009 – 2011 Cycle (other than IAS 1 Clarification to the requirement for comparative information (Amendment) described above).

Reclassifications
Certain reclassifications have been made to comparative information regarding the consolidated income statement, the consolidated statement of financial position and the consolidated statement of cash flows in order to achieve consistency in the presentation of the current period, as follows:

In the consolidated income statement: expenses at the amount of BGN 5,759 thousand are presented as Salaries and related costs, BGN 449 are presented as Other expenses and BGN 119 thousand are presented as Cost of materials consumed. In the previous year these expenses have been included in line Hired services.

TELERIK AD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended 31 December 2013 and 31 December 2012

2.4 Changes in accounting policy and disclosures (continued)

Reclassifications (continued)

In the consolidated statement of financial position trade and other receivables of BGN 146 thousand and trade and other payables of BGN 1,221 thousand has been presented as non-current assets and non-current liabilities, respectively. In the previous year, these amounts have been included in current assets and current liabilities, respectively.

In the consolidated statement of cash-flows net foreign exchange differences of BGN 628 have been presented on a separate line. In the previous year BGN 732 of these have been included in Net cash flows from operating activities and BGN 104 of these have been included as Net cash flows used in financing activities..

3. Significant accounting judgments, estimates and assumptions

Judgments
The preparation of the Group's financial statements requires management to make judgments, estimates and assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, and the disclosure of contingent liabilities, at the end of the reporting date. However, uncertainty about these assumptions and estimates could result in outcomes that could require a material adjustment to the carrying amount of the asset or liability affected in the future.

Consolidation of entities in which the Group holds less than 100% of voting rights
The Group adopted IFRS 10 in the current year. The application of IFRS 10 did not affect the accounting for the Group’s 51% interest in the equity shares in ArtOfTest LLC. At the date of initial application of IFRS 10 (1 January 2013), the Group assessed that it continues to control and consolidate ArtOfTest LLC. The assessment of control focused on which party exercises its voting rights sufficiently to determine the investee's operating and financing policies. The Group considers that as it holds the majority of these voting rights, it controls the investee.

Estimates and assumptions
The key assumptions concerning the future and other key sources of estimation uncertainty at the balance sheet date, that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are discussed below.

Revenue recognition
As more specifically described in Note 2.3. c) above, the Group during the course of its operations enter into multiple element arrangements whereby it delivers multiple product and service to its clients in bundled packages. Revenue recognition involves the use of significant judgment for the determination of the various multiple elements and the parts of the transactions that need to be deferred and recognized in the next year. At 31 December 2013 the best estimate of the deferred revenue is BGN 32,990 thousand (2012: BGN 23,896 thousand). Further details are provided in Note 21.

Allowance for doubtful accounts receivable
Management maintains an allowance for doubtful receivables to account for estimated losses resulting from the inability of customers to make required payments. When evaluating the adequacy of an allowance for doubtful receivables, management bases its estimates on the ageing of accounts receivable, balances and historical write-off experience, customer credit worthiness and changes in customer payment terms. If the financial condition of customers were to deteriorate, actual write-offs might be higher than expected.
At 31 December 2013 the best estimate of the bad debt allowance is BGN 278 thousand (2012: BGN 439 thousand). Further details are provided in Note 13.

TELERIK AD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended 31 December 2013 and 31 December 2012

3. Significant accounting judgments, estimates and assumptions (continued)

Estimates and assumptions (continued)

Useful lives of plant and equipment, and intangible assets
Accounting for plant and equipment, and intangible assets involves the use of estimates for determining the expected useful lives of these assets and their residual values. The determination of the useful lives of the assets is based on management’s judgments. Further details are provided in Note 2.3 h) and Note 2.3 k).

Impairment of non-financial assets
The Group assesses whether there are any indicators of impairment for all non-financial assets at each reporting date. Other non-financial assets are tested for impairment when there are indicators that the carrying amounts may not be recoverable.

Impairment exists when the carrying value of an asset or cash generating unit exceeds its recoverable amount, which is the higher of its fair value less costs to sell and its value in use. The fair value less costs to sell calculation is based on available data from binding sales transactions in an arm’s length transaction of similar assets or observable market prices less incremental costs for disposing of the asset. The value in use calculation is based on a discounted cash flow model. The recoverable amount is most sensitive to the discount rate used for the discounted cash flow model as well as the expected future cash-inflows and the growth rate used for extrapolation purposes. The key assumptions used to determine the recoverable amount for the different CGUs, including a sensitivity analysis, are further explained in Note 11.

Technological feasibility of products
In estimating whether development costs are to be capitalised the Group has made certain assumptions regarding when technological feasibility is achieved for its products. Initial capitalisation of development costs is based on management’s judgement that technological and economical feasibility is confirmed, usually when a product development project has reached a defined milestone according to an established project management model. The Group has not capitalized developments costs for the year ended 31 December 2013 and 31 December 2012.

Taxes
Uncertainties exist with respect to the interpretation of complex tax regulations, changes in tax laws, and the amount and timing of future taxable income. Given the wide range of international business relationships and the long-term nature and complexity of existing contractual agreements, differences arising between the actual results and the assumptions made, or future changes to such assumptions, could necessitate future adjustments to tax income and expense already recorded. The Group establishes provisions, based on reasonable estimates, for possible consequences of audits by the tax authorities of the respective counties in which it operates. The amount of such provisions is based on various factors, such as experience of previous tax audits and differing interpretations of tax regulations by the taxable entity and the responsible tax authority. Such differences of interpretation may arise on a wide variety of issues depending on the conditions prevailing in the respective Group company's domicile. The Group has assessed the probability for a litigation and subsequent cash outflow with respect to taxes and as a result contingent liabilities have been recognized where appropriate.

Deferred income taxes are recognised for all unused tax losses to the extent that it is probable that future taxable profit will be available against which the losses can be utilised. Significant management judgment is required to determine the amount of deferred tax assets that can be recognized, based upon the likely timing and the level of future taxable profits together with future tax planning strategies. Further details on taxes are disclosed in Note 8.

TELERIK AD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended 31 December 2013 and 31 December 2012

3. Significant accounting judgments, estimates and assumptions (continued)
Estimates and assumptions (continued)
Share-based payments
The Group measures the cost of equity-settled transactions with employees by reference to the fair value of the equity instruments at the date at which they are granted. Estimating fair value for share-based payment transactions requires determination of the most appropriate valuation model, which is dependent on the terms and conditions of the grant. This estimate also requires determination of the most appropriate inputs to the valuation model including the expected life of the share option, volatility and dividend yield and making assumptions about them. The assumptions and models used for estimating fair value for share-based payment transactions are disclosed in Note 18.

4. Standards issued but not yet effective and not early adopted
Standards issued but not yet effective and not early adopted up to the date of issuance of the Group’s financial statements are listed below. This listing is of standards and interpretations issued, which the Group reasonably expects to have an impact on disclosures, financial position or performance when applied at a future date. The Group intends to adopt those standards when they become effective.
IAS 19 Defined Benefit Plans: Employee Contributions – Amendment to IAS 19
The narrow-scope amendments apply to contributions from employees or third parties to defined benefit plans. The objective of the amendments is to simplify the accounting for contributions that are independent of the number of years of employee service, for example, employee contributions that are calculated according to a fixed percentage of salary. The amendments are effective for annual periods beginning on or after 1 January 2014. It is not expected that these amendments would be relevant to the Group.
IAS 32 Financial Instruments (Amendment): Presentation - Offsetting Financial assets and Financial Liabilities
The amendment is effective for annual periods beginning on or after 1 January 2014. This amendment clarifies the meaning of “currently has a legally enforceable right to set-off” and also clarifies the application of the IAS 32 offsetting criteria to settlement systems. The Group is in the process of assessing the impact of the amendment on its financial position or performance.
IAS 36 Recoverable Amount Disclosures for Non-Financial Assets – Amendments to IAS 36 Impairment of Assets
These amendments remove the unintended consequences of IFRS 13 on the disclosures required under IAS 36. In addition, these amendments require disclosure of the recoverable amounts for the assets or CGUs for which impairment loss has been recognised or reversed during the period. These amendments are effective for annual periods beginning on or after 1 January 2014. It is not expected that these amendments would result in additional disclosures for the Group.
IAS 39 Novation of Derivatives and Continuation of Hedge Accounting – Amendments to IAS 39
These amendments provide relief from discontinuing hedge accounting when novation of a derivative designated as a hedging instrument meets certain criteria. These amendments are effective for annual periods beginning on or after 1 January 2014. It is not expected that these amendments would be relevant to the Group.
IFRS 9 Financial Instruments: Classification and Measurement
The new standard is effective for annual periods beginning on or after 1 January 2018. IFRS 9 reflects the IASBs work on the replacement of IAS 39 and is being published in three phases. Phase 1 applies to classification and measurement of financial assets and financial liabilities as defined in IAS 39. The adoption of the first phase of IFRS 9 will have an effect on the classification and measurement of financial assets, but will not have an impact on classification and measurements of financial liabilities. In phases 2 and 3, the IASB addresses hedge accounting and impairment of financial assets initiating further accounting requirements for financial instruments. These amendments bring into effect a substantial overhaul of hedge accounting that will allow entities to better reflect their risk management activities in the financial statements and allow the changes to address the so-called ‘own credit’ issue. The Group is in process of assessing the impact of the new standard on its financial statements.

TELERIK AD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended 31 December 2013 and 31 December 2012

4. Standards issued but not yet effective and not early adopted (continued)

Investment Entities (Amendments to IFRS 10, IFRS 12 and IAS 27)
These amendments are effective for annual periods beginning on or after 1 January 2014 provide an exception to the consolidation requirement for entities that meet the definition of an investment entity under IFRS 10. The exception to consolidation requires investment entities to account for subsidiaries at fair value through profit or loss. It is not expected that this amendment would be relevant to the Group.

IFRIC Interpretation 21 Levies (IFRIC 21)
IFRIC 21 clarifies that an entity recognises a liability for a levy when the activity that triggers payment, as identified by the relevant legislation, occurs. For a levy that is triggered upon reaching a minimum threshold, the interpretation clarifies that no liability should be anticipated before the specified minimum threshold is reached. IFRIC 21 is effective for annual periods beginning on or after 1 January 2014. The Group does not expect that IFRIC 21 will have material financial impact in future financial statements.
IAS 16 Property, Plant & Equipment and IAS 38 Intangible assets (Amendment): Clarification of Acceptable Methods of Depreciation and Amortization
The amendment is effective for annual periods beginning on or after 1 January 2016. The amendment provides additional guidance on how the depreciation or amortization of property, plant and equipment and intangible assets should be calculated. This amendment clarifies the principle in IAS 16 Property, Plant and Equipment and IAS 38 Intangible Assets that revenue reflects a pattern of economic benefits that are generated from operating a business (of which the asset is part) rather than the economic benefits that are consumed through use of the asset. As a result, the ratio of revenue generated to total revenue expected to be generated cannot be used to depreciate property, plant and equipment and may only be used in very limited circumstances to amortise intangible assets. The Group is in the process of assessing the impact of this amendment on its financial statements.

IAS 16 Property, Plant & Equipment and IAS 41 Agriculture (Amendment): Bearer Plants
The amendment is effective for annual periods beginning on or after 1 January 2016. Bearer plants will now be within the scope of IAS 16 Property, Plant and Equipment and will be subject to all of the requirements therein. This includes the ability to choose between the cost model and revaluation model for subsequent measurement. Agricultural produce growing on bearer plants (e.g., fruit growing on a tree) will remain within the scope of IAS 41 Agriculture. Government grants relating to bearer plants will now be accounted for in accordance with IAS 20 Accounting for Government Grants and Disclosure of Government Assistance, instead of in accordance with IAS 41. It is not expected that this amendment would be relevant to the Group.

IFRS 11 Joint arrangements (Amendment): Accounting for Acquisitions of Interests in Joint Operations
The amendment is effective for annual periods beginning on or after 1 January 2016. IFRS 11 addresses the accounting for interests in joint ventures and joint operations. The amendment adds new guidance on how to account for the acquisition of an interest in a joint operation that constitutes a business in accordance with IFRS and specifies the appropriate accounting treatment for such acquisitions. The Group is in the process of assessing the impact of this amendment on its financial statements.

TELERIK AD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended 31 December 2013 and 31 December 2012

4. Standards issued but not yet effective and not early adopted (continued)

IFRS 14 Regulatory Deferral Accounts
The standard is effective for annual periods beginning on or after 1 January 2016. The aim of this interim standard is to enhance the comparability of financial reporting by entities that are engaged in rate-regulated activities, whereby governments regulate the supply and pricing of particular types of activity. This can include utilities such as gas, electricity and water. Rate regulation can have a significant impact on the timing and amount of an entity’s revenue. The IASB has a project to consider the broad issues of rate regulation and plans to publish a Discussion Paper on this subject in 2014. Pending the outcome of this comprehensive Rate-regulated Activities project, the IASB decided to develop IFRS 14 as an interim measure. IFRS 14 permits first-time adopters to continue to recognise amounts related to rate regulation in accordance with their previous GAAP requirements when they adopt IFRS. However, to enhance comparability with entities that already apply IFRS and do not recognise such amounts, the standard requires that the effect of rate regulation must be presented separately from other items. An entity that already presents IFRS financial statements is not eligible to apply the standard. It is not expected that this amendment would be relevant to the Group.

IFRS 15 Revenue from Contracts with Customers
The standard is effective for annual periods beginning on or after 1 January 2017. IFRS 15 establishes a five-step model that will apply to revenue earned from a contract with a customer (with limited exceptions), regardless of the type of revenue transaction or the industry. The standard’s requirements will also apply to the recognition and measurement of gains and losses on the sale of some non-financial assets that are not an output of the entity’s ordinary activities (e.g., sales of property, plant and equipment or intangibles). Extensive disclosures will be required, including disaggregation of total revenue; information about performance obligations; changes in contract asset and liability account balances between periods and key judgments and estimates. The Group is in the process of assessing the impact of this standard on its financial statements.

IAS 27 Equity Method in Separate Financial Statements – Amendments to IAS 27
The amendment is effective for annual periods beginning on or after 1 January 2016. In August 2014, the IASB published amendments to IAS 27 Separate Financial Statements which restore the option for entities, in the separate financial statements, to account for investments in subsidiaries, associates and joint ventures using the equity method as described in IAS 28 Investments in Associates and Joint Ventures. The Group is in the process of assessing the impact of the amendment on its financial statements

Annual improvements to IFRSs 2010-2012 Cycle
In the 2010-2012 annual improvements cycle, the IASB issued amendments to seven standards which are applicable for financial year 2015. Summary of amendments and related standards are provided below:

•	IFRS 2 Share-based Payments – amended definitions of ‘vesting condiitons’ and ‘market condition’ and adding the definitions of ‘performance condition’ and ‘service condition’;

•	IFRS 3 Business Combinations – clarification on the accounting for contingent consideration arising from business combination;

•	IFRS 8 Operating Segments – additional disclosures of management judgement on aggregating operating segments and clarification on reconciliation of total segments’ assets to the entity’s assets;

•	IFRS 13 Fair Value Measurement – clarification on interaction with IFRS 9 as regards short-term receivables and payables;

•
IAS 16 Property, Plant and Equipment – amended to state that when an item of property, plant and equipment is revalued, the gross carrying amount is adjusted in a manner that is consistent with the revaluation of the carrying amount while the accumulated depreciation is calculated as a difference between the gross carrying amount and the carrying amount after taking into account accumulated impairment losses;

•
IAS 24 Related Party Disclosures – clarified that a management entity that provides key management services to a reporting entity is deemed to be a related party; disclosure of the service fee paid or payable is required;

•	IAS 38 Intangible Assets – same amendment as IAS 16 above.

TELERIK AD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended 31 December 2013 and 31 December 2012

4. Standards issued but not yet effective and not early adopted (continued)

The Group is in the process of assessing the impact of the amendments on its financial statements.

Annual improvements to IFRSs 2011-2013 Cycle
In the 2011-2013 annual improvements cycle, the IASB issued amendments to four standards which are applicable for financial year 2015. Summary of amendments and related standards are provided below:

•	IFRS 1 First-time Adoption of International Financial Reporting Standards –clarification on the early application of new IFRS that is not yet mandatory;

•	IFRS 3 Business Combinations – clarification on scope exclusions regarding the formation of joint arrangement in the financial statements of the joint arrangement itself;

•	IFRS 13 Fair Value Measurement – clarification on the application of portfolio exception (measuring fair value of a group of financial assets and financial liabilities on a net basis;

•	IAS 40 Investment Property – clarification on the interrelationship between IFRS 3 and IAS 40.

The Group is in the process of assessing the impact of the amendments on its financial statements.
5. Business combinations and acquisitions of non-controlling interests

5.1. Acquisitions

Acquisitions in 2013

Telerik Denmark A/S acquisition

Based on a share-purchase agreement dated 28 February 2013 between Telerik AD, Mda Invest ApS and Rosager Freiesleben Holding ApS, Telerik AD acquired 100% of the share capital of Linkage A/S (DKK 515 thousand). Linkage A/S was subsequently renamed Telerik Denmark A/S.
The total cash purchase price amounted to USD 2,941 thousand, half to each of the sellers.
According to the terms of the share-purchase agreement, the payment of 50% of the purchase price was due at the closing date, while the remaining 50% were transferred into an escrow account and released within 6 to 12 months from closing, following a joint instruction of the escrow agent by both the buyers and the sellers.
Subsequent to the closing date, on 5 September 2013, 40% of the escrow amount was released to the sellers in full and on 4 March 2014, the remaining 60% of the escrow amount was released to the sellers in full.
In addition to the purchase price stipulated in the share-purchase agreement, the parties agreed on an earn-out bonus capped at the amount of USD 200 thousand, which was conditional upon certain milestones to be achieved by the sellers for the period post-acquisition. The bonus under IFRS qualifies as contingent consideration for the acquisition of Telerik Denmark and accordingly it was included in the purchase price allocation at its fair value of USD 200 thousand. As at the reporting date, the fair value of the outstanding earn out bonus has been re-assessed. No change in the contingent consideration as result of the expected outflows.

The transaction met the requirements of IFRS 3 Business combinations and was recorded accordingly. The acquisition date for accounting purposes corresponds to the date of the agreement- 28 February 2013. The transaction was part of the Group strategy to improve its core products for the benefit of the customers by acquiring new leading technologies. As a result of the latter, the Group cannot reasonably determine the contribution of the subsidiary to the Group in terms of revenue and profit before tax and the effect on them if the combination has taken place at the beginning of 2013.

TELERIK AD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended 31 December 2013 and 31 December 2012

5. Business combinations and acquisitions of non-controlling interests (continued)

5.1. Acquisitions (continued)

The fair values of identifiable assets acquired in the transaction as of the acquisition date were:

Fair value recognized on acquisition
BGN’000
Intangible assets acquired in the business combination (Note 10)	681
Goodwill arising on acquisition (Note 11)	3,980
Present value of the purchase consideration transferred	4,661

Acquisitions in 2012

Fiddler acquisition
According to an agreement dated 28 August 2012 with Eric Lawrence, USA the Group acquired a set of assets and activities associated with Fiddler software intellectual property. The transaction met the requirements of IFRS 3 Business combinations and was recorded accordingly. The acquisition date for accounting purposes corresponds to the date of the agreement- 28 August 2012. The transaction was part of the Group strategy to improve its core products for the benefit of the customers by acquiring new leading technologies.
The fair values of identifiable assets acquired in the transaction as of the acquisition date were:

Fair value recognized on acquisition
BGN’000
Intangible assets acquired in the business combination (Note 10)	919
Gain on bargain purchase	(3)
Present value of the purchase consideration transferrable	916

As a result of the transaction, an insignificant gain on bargain purchase was recognized.
Based on the agreement, the total purchase cash consideration of USD 600 thousand is payable in instalments as follows- the amount of USD 400 thousand was paid on the closing date (28 August 2012), the amount of USD 100 thousand is payable on 28 August 2013 and the amount of USD 100 thousand is payable on 28 August 2014. The present value of the deferred consideration as at the acquisition date was calculated using an annual discount rate of 4.5%. The present value of the deferred consideration as at 31 December 2012 amounts to BGN 278 thousand, of which the amount of BGN 136 thousand represent long-term payables. For further details please refer to Note 20.

TELERIK AD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended 31 December 2013 and 31 December 2012

5. Business combinations and acquisitions of non-controlling interests (continued)

5.2. Acquisitions of non-controlling interests

NimblePros acquisition
According to an agreement dated 10 April 2012 with NimblePros LLC, the Group acquired a set of assets associated with two of NimblePros’s products. The transaction met the requirements of IFRS 3 Business combinations and was recorded accordingly. The acquisition date for accounting purposes corresponds to the date of the agreement- 10 April 2012. The main purpose of the transaction was acquiring time tracking software, which contributes to the more efficient and productive usage of human capital within the Group.
The fair values of identifiable assets acquired in the transaction as of the acquisition date were:

Fair value recognized on acquisition
BGN’000
Intangible assets acquired in the business combination (Note 10)	434
Goodwill arising on acquisition	28
Purchase consideration transferred	462

The goodwill of BGN 28 thousand comprises the fair value of the expected synergies arising from acquisition. None of the goodwill recognised is expected to be deductible for income tax purposes. As a result of the latter, the Group cannot reasonably determine the contribution of the subsidiaries to the Group in terms of revenue and profit before tax and the effect on them if the combination has taken place at the beginning of 2012.

Acquisition of additional interest in Telerik Team Success Canada

On 2 October 2013, the Group acquired an additional 10% interest in the share capital of Telerik Team Succes, increasing its ownership interest to 100%. Cash consideration of USD 400 thousand was paid to the non-controlling shareholder.

Following is a schedule of additional interest acquired in Telerik Team Success:

BGN'000

Cash consideration paid to non-controlling shareholders	580
Carrying value of the additional interest in Telerik Team Success	320
Difference recognised in retained earning within equity	900

5.3. New establishments in 2013 and 2012

Telerik India Private Limited
On 24 August 2012 the Group incorporated 100% of Telerik India Private Limited, an Indian company, having share capital of INR 1,616,160 (equalling to BGN 45 thousand). The Company is engaged in marketing activities and is wholly owned by Telerik AD.

Telerik APAC Pty Ltd
In March 2011 the Group incorporated 100% of Telerik APAC Pty Ltd, an Australian company, having share capital of AUD 30 thousand. The Company is engaged in marketing activities and is wholly owned by Telerik AD. According to a decision of the Board of directors of Telerik AD dated 13 January 2012, the share capital of Telerik APAC was increased by AUD 60 thousand in the financial year 2012.

TELERIK AD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended 31 December 2013 and 31 December 2012

5. Business combinations and acquisitions of non-controlling interests (continued)

5.3. New establishments in 2013 and 2012 (continued)

Telerik GmbH
According to a decision of the Board of Directors of Telerik AD dated 9 October 2012, the Board approved an increase in the share capital of Telerik GmbH by EUR 55 thousand. The amount was effectively paid by Telerik AD in the beginning of the financial year 2013.

5.4. Material partly-owned subsidiaries

Financial information of subsidiaries that have material non-controlling interests is provided below:

Name	Country of incorporation and operation	2013	2012
ArtOfTest LLC	USA	49%	49%
Telerik Team Success Inc.	Canada	-	10%

Accumulated balances of material non-controlling interest:

	2013	2012
	BGN ‘000	BGN ‘000
ArtOfTest LLC	(2,677)	(35)
Telerik Team Success Inc.	-	40
Profit/(loss) allocated to material non-controlling interest:
ArtOfTest LLC	(2,730)	(502)
Telerik Team Success Inc.	(212)	(82)

The summarised financial information of these subsidiaries is provided below. This information is based on amounts before inter-company eliminations.

Summarised income statement for 2013:	ArtOfTest LLC	Telerik Team Success Inc.
	BGN ‘000	BGN ‘000
Revenue	3,777	792
Hired services	(4,132)	(2,277)
Salaries and related costs	(4,534)	(390)
Depreciation and amortization	(269)	(193)
Cost of materials consumed	(44)	(3)
Other expenses	(360)	(27)
Finance costs	(10)	(25)
Profit before tax	(5,572)	(2,123)
Income tax	-	-
Profit for the year from continuing operations	(5,572)	(2,123)
Total comprehensive income	(5,572)	(2,123)
Attributable to non-controlling interests	(2,730)	(212)
Dividends paid to non-controlling interests	-	-

TELERIK AD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended 31 December 2013 and 31 December 2012

5.4. Material partly-owned subsidiaries (continued)

Summarised income statement for 2012:	ArtOfTest LLC	Telerik Team Success Inc.
	BGN ‘000	BGN ‘000
Revenue	5,389	1,079
Hired services	(2,625)	(1,227)
Salaries and related costs	(3,132)	(387)
Depreciation and amortization	(141)	(210)
Cost of materials consumed	(145)	(2)
Other expenses	(368)	(29)
Finance costs	(3)	(46)
Profit before tax	(1,025)	(822)
Income tax	-	-
Profit for the year from continuing operations	(1,025)	(822)
Total comprehensive income	(1,025)	(822)
Attributable to non-controlling interests	(502)	(82)
Dividends paid to non-controlling interests	-	-

Summarised statement of financial position as at 31 December 2013:

	ArtOfTest LLC	Telerik Team Success Inc.
	BGN ‘000	BGN ‘000
Inventories, accounts receivable and cash and bank balances (current)	23	215
Property, plant and equipment and other non-current financial assets (non-current)	781	436
Trade and other payable (current)	(4,423)	(1,978)
Deferred income	(1,839)	(299)
Interest-bearing loans and borrowing and deferred tax liabilities (non-current)	-	-
Total equity	(5,458)	(1,626)
Attributable to:
Equity holders of parent	(2,784)	(1,626)
Non-controlling interest	(2,674)	-

TELERIK AD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended 31 December 2013 and 31 December 2012

5. Business combinations and acquisitions of non-controlling interests (continued)

5.4. Material partly-owned subsidiaries (continued)

Summarised statement of financial position as at 31 December 2012:

	ArtOfTest LLC	Telerik Team Success Inc.
	BGN ‘000	BGN ‘000
Inventories, accounts receivable and cash and bank balances (current)	1,620	510
Property, plant and equipment and other non-current financial assets (non-current)	700	451
Trade and other payable (current)	(658)	(311)
Deferred income	(1,734)	(254)
Interest-bearing loans and borrowing and deferred tax liabilities (non-current)	-	-
Total equity	(72)	396
Attributable to equity holders of parent	(37)	356
Non-controlling interest	(35)	40

Summarised cash flow information for the year ending 31 December 2013:

	ArtOfTest LLC	Telerik Team Success Inc.
	BGN ‘000	BGN ‘000
Operating	(238)	(11)
Investing	(105)	-
Financing	-	-
Net increase/ (decrease) in cash and cash equivalents	(343)	(11)

Summarised cash flow information for the year ending 31 December 2012:

	ArtOfTest LLC	Telerik Team Success Inc.
	BGN ‘000	BGN ‘000
Operating	(377)	(435)
Investing	(1,000)	-
Financing	-	-
Net increase/ (decrease) in cash and cash equivalents	(1,377)	(435)

TELERIK AD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended 31 December 2013 and 31 December 2012

6. Revenue, net

	2013	2012
	BGN'000	BGN'000
Developer license	462	1,455
Subscription license	62,056	56,498
Early renewal	27,928	19,850
Late renewal	2,859	2,492
Hosted services*	104	-
Recognized immediately	815	725
	94,224	81,020
Less: Discounts to distributors and customers	(11,309)	(9,516)
Less: Returns	(1,224)	(732)
	81,691	70,772

7. Other income/ expenses

7.1 Other income

	2013	2012
	BGN'000	BGN'000

Sale of goods	188	152
Services rendered	355	407
Consulting fees	3,011	1,678
Other revenues, net	(2)	37
	3,552	2,274

Other income consists mainly of conference fees, consulting service and gain from sale of goods.

7.2 Hired services

	2013	2012
	BGN'000	BGN'000
Advertising and promotion	(5,332)	(3,904)
Sub-contractor services	(1,773)	(3,461)
Professional services	(4,449)	(2,677)
Rent expenses	(4,139)	(2,902)
Conferences and events	(1,076)	(1,882)
Merchant account fees	(1,357)	(1,245)
Phone, internet and hosting services	(1,699)	(1,476)
Dues and subscriptions	(1,013)	(743)
Office supplies	(528)	(310)
Postage and delivery	(64)	(100)
Insurance expenses	(157)	(51)
Software expenses	(486)	(372)
Other	(128)	(50)
	(22,201)	(19,173)

TELERIK AD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended 31 December 2013 and 31 December 2012

7. Other income/ expenses (continued)

7.3 Salaries and related costs

	2013	2012
	BGN'000	BGN'000
Salaries	(51,511)	(36,501)
Social security and related costs	(7,509)	(5,288)
Bonus costs	(9,266)	(6,689)
Retirement benefit cost (Note 17)	(165)	(92)
Share-based payments (Note 18)	(1,430)	(1,187)
	(69,881)	(49,757)

7.4 Other expenses

	2013	2012
	BGN'000	BGN'000
Conferences and business trips	(3,294)	(2,554)
Representative expenses	(989)	(693)
Impairment of receivables (Note 13)	4	(280)
Impairment of investments, goodwill, intangibles (Note 10, Note 11, Note 12)	(4,415)	-
Social expenses	(434)	(322)
Bank charges	(159)	(82)
Taxes	(808)	(97)
Sponsorships	(196)	(88)
Other	(129)	(234)
	(10,420)	(4,350)

Conferences and business trips
Conferences and events include expenses for travel and accommodation of the Telerik teams and promotional materials.
Other expenses comprise mainly expenses which are not tax deductible and sundry small expenses.

7.5 Finance costs

	2013	2012
	BGN'000	BGN'000
Unwinding of the discount on convertible preference shares (Note 19)	-	(2,260)
Interest expense	(21)	(22)
Foreign exchange losses	(1,813)	(2,530)
	(1,834)	(4,812)

7.6 Finance income

	2013	2012
	BGN'000	BGN'000
Interest income	6	8
Foreign exchange gains	1,530	2,147
	1,536	2,155

TELERIK AD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended 31 December 2013 and 31 December 2012

8. Income tax

Major components of the income tax income/(expense) for the year ended 31 December 2013 and for the year ended 31 December 2012:

Consolidated income statement	2013	2012
	BGN’000	BGN’000

Current income tax	2,236	(2,000)
Deferred income tax	215	749
Income tax benefit / (expense) reported in the consolidated income statement	2,451	(1,251)

Consolidated statement of changes in equity	2013	2012
	BGN’000	BGN’000

Deferred income tax related to share based payments	610	12
Income tax benefit reported in the consolidated statement of changes in equity	610	12

In 2013 the nominal statutory tax rate in Bulgaria was 10% (2012: 10%). The tax rate in the USA was 40% (2012: 40%), Germany 29.48% (2012: 29.48%), Canada-27% (2012: 27%), United Kingdom-20% (2012: 20%), Australia 30% (2012: 30%), India 30.9% (2012: 30.9%), Denmark 25%.

Reconciliation between income tax expense and the product of accounting result multiplied by the statutory tax rate for the year ended 31 December 2013 and for the year ended 31 December 2012 is as follows:

	2013	2012
	BGN’000	BGN’000
Accounting loss before income tax	(21,636)	(6,842)
Income tax expense at statutory tax rate	2,164	684
Tax effect on non-deductible and non-taxable items	411	(491)
Unrecognized deferred tax asset on cumulative tax losses	(841)	(865)
Tax benefit from unrecognized tax losses/credits	2,049	-
Effect of higher tax rates in the US, Germany, Canada, United Kingdom, Australia and Denmark	(1,382)	(579)
Other	50	-
Income tax benefit / (expense)	2,451	(1,251)

TELERIK AD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended 31 December 2013 and 31 December 2012

8. Income tax (continued)

Deferred income tax
Deferred income tax at 31 December 2013 and 31 December 2012 relates to the following:

	Consolidated statement of financial position		Consolidated income statement		Consolidated statement of changes in equity
	2013 BGN’ 000	2012 BGN’ 000	2013 BGN’ 000	2012 BGN’ 000	2013 BGN’ 000	2012 BGN’ 000
Deferred income tax liability
Accelerated depreciation for tax purposes	(234)	-	(234)	53	-	-
Other	(68)	(58)	(10)	94	-	-
	(302)	(58)
Deferred income tax asset
Accelerated depreciation for accounting purposes	43	37	6	34	-	-
Deferred revenue	-	2,191	(2,191)	681	-	-
Bonus and other accruals	696	307	389	289	-	-
Write-off of receivables	-	-	-	(3)	-	-
Retirement benefit liability	59	44	15	10	-	-
Impairment of receivables	64	141	(77)	51	-	-
Unused holiday leave	192	198	(6)	79	-	-
Investment and foreign tax credit	249	238	11	3	-	-
Tax losses brought forward	2,251	-	2,251	(629)	-	-
Share based compensation	911	240	61	87	610	12
	4,465	3,396
Deferred income tax credit			215	749	610	12

Deferred tax asset, net	4,163	3,338

TELERIK AD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended 31 December 2013 and 31 December 2012

9. Property, plant and equipment

	Land	Computer equipment	Office equipment	Vehicles	Construction in progress	Total
	BGN’ 000	BGN’ 000	BGN’ 000	BGN’ 000	BGN’ 000	BGN’ 000
Cost:
At 1 January 2012	-	1,698	1,067	130	-	2,895
Additions	-	859	267	51	-	1,177
Disposals	-	(11)	(37)	-	-	(48)
Foreign currency differences	-	(9)	-	-	-	(9)
At 31 December 2012	-	2,537	1,297	181	-	4,015
Additions	2,331	723	399	40	496	3,989
Disposals	-	(59)	(17)	-	-	(76)
Foreign currency differences	-	(51)	(17)	-	-	(68)
At 31 December 2013	2,331	3,150	1,662	221	496	7,860

Depreciation:
At 1 January 2012	-	(769)	(382)	(108)	-	(1,259)
Depreciation charge for the year	-	(828)	(184)	(17)	-	(1,029)
Disposals	-	2	1	-	-	3
Foreign currency differences	-	1	-	-	-	1
At 31 December 2012	-	(1,594)	(565)	(125)	-	(2,284)
Depreciation charge for the year	-	(782)	(211)	(25)	-	(1,018)
Disposals	-	26	5	-	-	31
Foreign currency differences	-	14	-	-	-	14
At 31 December 2013	-	(2,336)	(771)	(150)	-	(3,257)

Net book value:
At 1 January 2012	-	929	685	22	-	1,636
At 31 December 2012	-	943	732	56	-	1,731
At 31 December 2013	2,331	814	891	71	496	4,603

Impairment of property, plant and equipment
As of the reporting date no indications that the carrying amounts of property, plant and equipment exceed their recoverable amounts were identified, and consequently no impairment loss has been recognized in the consolidated financial statements.

TELERIK AD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended 31 December 2013 and 31 December 2012

10. Intangible assets

	Software	Trademarks and related rights	Total

	BGN’ 000	BGN’ 000	BGN’ 000
Cost:
At 1 January 2012	7,036	24	7,060
Additions	437	-	437
Business combinations (Note 5.1)	1,353	-	1,353
Disposals	(40)	-	(40)
Foreign currency differences	(82)		(82)
At 31 December 2012	8,704	24	8,728
Additions	379	79	458
Acquisition of a subsidiary (Note 5.1)	681	-	681
Disposals	(14)	-	(14)
Foreign currency differences	(201)	-	(201)
At 31 December 2013	9,549	103	9,652

Amortization and impairment:
At 1 January 2012	(2,772)	(20)	(2,792)
Amortization charge for the year	(1,615)	(4)	(1,619)
Disposals	31	-	31
At 31 December 2012	(4,356)	(24)	(4,380)
Amortization charge for the year	(1,937)	(3)	(1,940)
Disposals	6	-	6
Impairment charge for the year (Note 7.4)	(125)	-	(125)
Foreign currency differences	103	-	103
At 31 December 2013	(6,309)	(27)	(6,336)

Net book value:
At 1 January 2012	4,264	4	4,268
At 31 December 2012	4,348	-	4,348
At 31 December 2013	3,240	76	3,316

Impairment of intangible assets
As at 31 December 2013 the Group has performed an impairment test and has recognized impairment charge of BGN 125 thousand (31 December 2012: BGN 0 thousand) related to the software acquired in the business combination to acquire Telerik Denmark which is part of the Analytics CGU (Note 11). These impairment charges have been recognized in the consolidated income statement as other expenses.

As of the reporting date no other indications as to whether the carrying amounts of the intangible assets exceed their recoverable amounts were identified, and consequently no other impairment loss has been recognized in the consolidated financial statements.

TELERIK AD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended 31 December 2013 and 31 December 2012

11. Goodwill

The annual impairment tests of goodwill as at 31 December 2013 and 31 December 2012 were performed at the group level by Telerik Group. Goodwill in the consolidated statement of financial position includes goodwill arising from the following CGUs:

	Goodwill 2013	Goodwill 2012
	BGN’000	BGN’000
Analytics	-	-
Art of Test	1,933	2,021
Sitefinity	217	217
DevTools and Professional services	28	28
	2,178	2,266

The set of assets and liabilities acquired in the Art of Test LLC and Telerik Denmark A/S (Linkage A/S) transactions was identified to be part of Testing Tools and Analytics CGUs, respectively, whereas due to the nature and specific characteristics of the set of assets acquired from MallSoft Inc. and NimblePros LLC, these businesses were identified to be part of Sitefinity, and DevTools and Professional Services cash-generating units, respectively.

The recoverable amounts of the cash-generating units have been determined on the basis of a value in use calculation using cash flow projections from financial budgets approved by senior management. The forecasted cash flow projections generally cover the period from 2014 to 2018. For the period beyond the explicit plan, a terminal value has been calculated. As a result of the analysis, management did not identify any impairment for the tested cash-generating units, except for impairment of Analytics’ goodwill of BGN 3,980 thousand (2012: nil). At the date of acquisition, Analytics (mostly related to the acquisition of Telerik Denmark) was in advanced stage for provision of consultancy projects to two main customers. Subsequently, both consulting projects were frozen (both clients have started internal restructuring and terminating or significantly reduced the scope of the projects). The impairment loss is recorded within Other expenses in the consolidate income statement (Note 7.4)

Key assumptions used in value in use calculations for 2013:
The values in use calculations for the cash-generating units are mostly sensitive to the following assumptions:

•	Sales growth and EBITDA margins during the forecast period

•	Discount rates

•	Market share during the budget period, and

•	Growth rate used to extrapolate cash flows beyond the forecast period

Sales growth and EBITDA margins – Sales growth and EBITDA margins for the cash-generating units are based on the long-term forecasts for the respective business units. These forecasts are derived from published industry research and management assumptions based on Company’s best estimate in current circumstances and taking into consideration anticipated efficiency and profitability improvements over the forecast period. The average sales growth rates for the impairment tests forecast period are as follows:

•	17% for Testing Tools CGU,

•	18% for Sitefinity CGU,

•	10% for DevTools and Professional Services CGU, and

•	23% for Analytics CGU.

TELERIK AD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended 31 December 2013 and 31 December 2012

11. Goodwill (continued)

Key assumptions used in value in use calculations for 2013 (continued):
Discount rates – Discount rates represent the current market assessment of the risks specific to each cash-generating unit, regarding the time value of money and individual risks of the underlying assets which have not been incorporated in the cash flow estimates. The discount rate calculations are based on the specific circumstances of the Group and its operating segments. For the purposes of value in use calculations, management has determined cost of equity as the appropriate discount rate rather than weighted average cost of capital. The latter assumption is based on the fact that the capital structure of Group as at 31 December 2013 consists only of equity and the target capital structure based on comparable public companies also indicates zero level of debt. The cost of equity for each cash-generating unit is derived from public data regarding applicable risk free rates, equity market risk premiums, market specific risk incorporated by beta factors, risk premium for size and company specific risk factors. The applied discount rate (cost of equity) in the value in use calculations is estimated at 21.4%.

Market share assumptions – Management expects the Company’s share on the software market to be stable with an increasing trend over the budgeted period. Moreover, the Board of Directors expects the Company’s position, relative to its competitors to strengthen following the continuous improvement of the existing products and the introduction of new innovative offerings.

Growth rate estimates beyond the forecast period – Rates are based on published industry research and management assumptions based on Company’s best estimate in current market condition.
Sensitivity to changes in assumptions for 2013:
With regard to the assessment of value in use of Testing Tools; Sitefinity; DevTools and Professional Services management believes that no reasonably possible change in any of the above key assumptions would cause the carrying value of the unit to materially exceed its recoverable amount ; With regards to Analytics cash-generating units, management believes that no reasonably possible change in any of the above key assumptions would result in a further impairment.
Key assumptions used in value in use calculations for 2012:
The values in use calculations for the cash-generating units are mostly sensitive to the following assumptions:

•	Sales growth and EBITDA margins during the forecast period

•	Discount rates

•	Market share during the budget period, and

•	Growth rate used to extrapolate cash flows beyond the forecast period
Sales growth and EBITDA margins – Sales growth and EBITDA margins for the cash-generating units are based on the long-term forecasts for the respective business units. These forecasts are derived from published industry research and management assumptions based on Company’s best estimate in current circumstances and taking into consideration anticipated efficiency and profitability improvements over the forecast period. The average sales growth rates for the impairment tests forecast period are as follows: 32% for Art of Test CGU, 16% for Sitefinity CGU, and 12% for DevTools and Professional Services CGU.
Discount rates – Discount rates represent the current market assessment of the risks specific to each cash-generating unit, regarding the time value of money and individual risks of the underlying assets which have not been incorporated in the cash flow estimates. The discount rate calculations are based on the specific circumstances of the Group and its operating segments. For the purposes of value in use calculations, management has determined cost of equity as the appropriate discount rate rather than weighted average cost of capital. The latter assumption is based on the fact that the capital structure of Group as at 31 December 2012 consists only of equity and the target capital structure based on comparable public companies also indicates zero level of debt. The cost of equity for each cash-generating unit is derived from public data regarding applicable risk free rates, equity market risk premiums, market specific risk incorporated by beta factors, risk premium for size and company specific risk factors. The applied discount rates (cost of equity) in the value in use calculations are as follows:

TELERIK AD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended 31 December 2013 and 31 December 2012

11. Goodwill (continued)

Key assumptions used in value in use calculations for 2012 (continued):

•	Art of Test - 20.6%;

•	Sitefinity - 21.1%; and

•	DevTools and Professional services- 21.1%

Market share assumptions – Management expects the Company’s share on the software market to be stable with an increasing trend over the budgeted period, whereas, the Board of Directors expects the Company’s position, relative to its competitors, to strengthen following the acquisition of ArtOfTest LLC and the business combinations of MallSoft Inc. and NimblePros LLC.
Growth rate estimates beyond the forecast period – Rates are based on published industry research and management assumptions based on Company’s best estimate in current market condition.

Sensitivity to changes in assumptions for 2012:
With regard to the assessment of value in use of ArtOfTest, Sitefinity, and DevTools and Professional Services cash-generating units, management believes that no reasonably possible change in any of the above key assumptions would cause recoverable amount of the CGUs to fall below their carrying values.

12. Available for sale investments

In 2012, Telerik AD initiated an Accelerator project, as a result of which in 2013, the Company finalized a number of share-purchase agreements, according to which it obtained minor share of the capital of various start-up companies, incorporated by the teams participating in the Accelerator project.

The Accelerator project was a three-month Telerik program, held in Hong-Kong, aimed at helping early stage start-ups successfully develop in building cross platform hybrid mobile applications. Since the first part of the program, which started in 2012 (HK Accelerator 1) achieved a great success, in FY2013, Telerik AD organized second program (HK Accelerator 2).

The Management of the Company has assessed that all these investments shall be classified as Available for sale investments, in line with the requirements of IAS 39 Financial Instruments Recognition and Measurement.

Below is provided a list of all available for sale investments of Telerik AD as of 31 December 2013: The available for sale investments as of 31 December 2012 amounts to nil. Since there is no active market for the below investments and no reliable estimate of the fair values can be made, the Company is valuing its investment at cost plus all attributable transaction costs less impairment.

TELERIK AD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended 31 December 2013 and 31 December 2012

12. Available for sale investments (continued)

Company	Year of incorporation	Country of incorporation	Share of capital	Investment at cost plus all attributable transaction costs BGN ‘000	Accumulated impairment as of date BGN ‘000	Net book value of the investment BGN ‘000
100 Village Ltd	2013	Hong-Kong	5%	23	(23)	-
A-BLOCK Ltd	2013	Hong-Kong	8%	23	(23)	-
DYNAMINO Ltd	2013	Hong-Kong	8%	22	(22)	-
Fintech Holdings Ltd	2013	Hong-Kong	8%	35	(35)	-
Gonnect Ltd	2013	Hong-Kong	8%	23	(23)	-
Gyaan Tel HK Ltd	2013	Hong-Kong	8%	35	(35)	-
Innohat Ltd	2013	Hong-Kong	8%	27	(27)	-
PayAllies Ltd	2013	Hong-Kong	8%	23	(23)	-
Sofly HK Ltd	2013	Hong-Kong	8%	49	(49)	-
Taxiwise Company Ltd	2013	Hong-Kong	8%	23	(23)	-
Verybite Ltd	2013	Hong-Kong	8%	27	(27)	-
				310	(310)	-

As of 31 December 2013, the Group performed tests for impairment of its available for sale investments.
Telerik AD has assessed to recognize full impairment of its available for sale investments, amounting to BGN 310 thousand.
The management decision for impairment is based on the following considerations:

•	Based on the share-purchase agreements, Telerik AD holds only a minimum shareholding in the investees and the rights attributable to that shareholding are predominantly protective ones;

•	All of the investees are start-up companies, whose founders have limited business experience;

•	The investees do not submit any financial information to Telerik AD, which could be used as a basis for assessing the recoverability of the investments or assessing their fair values;

•
In its financial statements, Telerik AD holds the investments at their cost (consideration transferred for the acquisition of the respective share of the investees’ share capital) plus all attributable transaction costs (comprising HK Accelerator project costs covered for the respective participants/ founders of the companies and associated legal costs). However the consideration transferred for the actual shareholding in the investees, as per share-purchase agreements, amounts to an average of 10% of the total value of the investments. The remaining 90% of the value comprise transaction costs, for which the probability for recovery is considered low.

BGN '000
Accumulated impairment of available for sale investments as of 1 January 2012	-
Impairment cost for the year	-
Accumulated impairment of available for sale investments as of 1 January 2013	-
Impairment cost for the year (Note 7.4)	(310)
Accumulated impairment of available for sale investments as of 31 December 2013	(310)

TELERIK AD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended 31 December 2013 and 31 December 2012

13. Trade and other receivables

Current trade and other receivables

	2013	2012
	BGN'000	BGN'000
Trade receivables	8,435	7,599
Less: allowance for bad debt	(278)	(439)
Trade receivables, net	8,157	7,160
Advances to suppliers	705	379
VAT receivable	395	373
Other receivables	129	151
Total current trade and other receivables	9,386	8,063

Guarantees receivable	140	147
Total non-current trade and other receivables	140	147

As of 31 December 2013, trade receivables at nominal value of BGN 278 thousand were impaired and fully provided for (2012: BGN 439 thousand). During year 2013, previously impaired receivables amounting to BGN 157 thousand were written-off (2012: BGN 108 thousand). The movement in the impairment of receivables is as follows:

	2013	2012
	BGN'000	BGN'000
At 1 January	439	267
Utilized during the year	(157)	(108)
Charge for the year (Note 7.4)	(4)	280
At 31 December	278	439

As at 31 December, the ageing analysis of trade receivables is as follows:

			Past due but not impaired
	Total	Neither past due nor impaired	1 – 60 days	61 – 90 days	>91 days
	BGN’000	BGN’000	BGN’000	BGN’000	BGN’000
31 Dec 2013	8,157	5,726	2,001	181	249
31 Dec 2012	7,160	3,797	2,422	310	631

14. Prepayments

Prepaid expenses include advertising, subscription and other prepayments.

15. Cash and cash equivalents

	2013	2012
	BGN’000	BGN’000
Current accounts with banks	5,544	18,431
Cash in hand	41	37
Cash in transit	-	45
	5,585	18,513

TELERIK AD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended 31 December 2013 and 31 December 2012

15. Cash and cash equivalents (continued)

Cash at banks earns interest at floating rates based on daily bank deposit rates.

Cash in transit of BGN 45 thousand as at 31 December 2012 represents the share capital contribution from Telerik AD to Telerik India. The cash was transferred by Telerik AD in the year 2012, but it was received by Telerik India in 2013.

16. Issued capital and reserves

16.1 Authorized shares and ordinary shares issued and fully paid

Authorized shares

	2013	2012

Ordinary shares of BGN 1 each	33,224	33,224
Convertible preference shares of BGN 1 (Note 19)	24,239	24,239
	57,463	57,463

	Number of shares	BGN'000
At 31 December 2011	33,224	33
At 31 December 2012	33,224	33
At 31 December 2013	33,224	33

16.2 Statutory Reserves

In 2008 statutory reserves were formed in accordance with article 246 of the Bulgarian Commercial Act, stipulating reserve requirements for joint stock companies such as Telerik AD. Statutory reserves are required to be allocated from profits each year to equal one-tenth of the authorized capital. The allocations to statutory reserves shall not be less than one-tenth of the net profit, premiums on share or debenture issues and other sources established by the articles of association of a company or the general meeting of its shareholders. Statutory reserves can only be used to cover current or prior year losses.

16.3 Other capital reserve

As at 31 December 2013 and 31 December 2012, other capital reserve represents the equity component of the convertible preference shares.

As further disclosed in Note 19, in 2014 Telerik AD and Summit Partners signed an annex to the agreement according to which Telerik AD may decline to honor the investors’ put right by delivery of written notice to the Investors. If such a notice has been delivered by Telerik AD, Telerik AD shall have no obligation to repurchase the preference shares of the investors. The annex of the agreement is effective as of 1 January 2013 and accordingly as of that date the liability component of the preference shares of BGN 21,976 thousand has been reclassified from “Liabilities related to convertible preference shares” to “Other capital reserves”.

16.4 Foreign currency translation reserve

The foreign currency translation reserve is used to record exchange differences arising from the translation of the individual financial statements of the foreign subsidiaries for the purpose of inclusion in the consolidated financial statements.

The share-based payments reserve is used to recognize the value of equity-settled share-based payments provided to eligible persons, as part of their remuneration in accordance with the Group’s Share Option Scheme. Refer to Note 18 for further details of these plans.

TELERIK AD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended 31 December 2013 and 31 December 2012

16. Issued capital and reserves (continued)

16.5 Share based payments reserve
The Group has one share option scheme, under which options to subscribe for the Group’s shares have been granted to eligible persons (employee of the Company or its subsidiaries, officer, director, agent, consultant or advisor to the Company or its subsidiaries).

17. Retirement benefits liability

According to the Bulgarian labour legislation the entities of the Group as employers are obliged to pay from two to six gross monthly salaries to its employees upon retirement, depending on the length of their service, as follows:

Length of service	Retirement benefit in gross monthly salaries
Upon retirement irrespective of length of service	2
Within the Company in the last 10 years	6

The retirement benefits are unfunded.

The following tables summarize the components of net benefits expense recognized in the income statement and amounts recognized in the statement of financial position for the retirement benefit plan:

Retirement benefits expense	2013	2012
	BGN’000	BGN’000

Current service cost	144	76
Interest cost	21	16
Net benefits expense recognized in the income statement (Note 7.3)	165	92

Retirement benefits liability

Changes in the present value of the retirement benefits liability are as follows:

	2013	2012
	BGN’000	BGN’000

Retirement benefits liability at 1 January	435	343
Current service cost	144	76
Interest cost	21	16
Actuary profit/loss recognized in Other comprehensive income	(11)	-
Retirement benefits liability at 31 December	589	435

The principal assumptions used in determining retirement benefits obligation are shown below:

	2013	2012
Discount rate	3.8%	5.0%
Future increase of salaries per year	1.5%	1.5%
Average retirement age – men	65	65
Average retirement age – women	63	63
Staff turnover (cumulative)	14.85%	8.94%

There are no reasonably possible changes in the key assumptions that could have a significant impact on the retirement benefit liability as of year-end.

TELERIK AD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended 31 December 2013 and 31 December 2012

18. Share-based payments
Equity settled share based payment plans
Since 2009, the Group has undertaken equity settled share-based payment transactions.

Details on Telerik Share Option plan are provided below:

Telerik Share Option Plan
Under Telerik Share Option plan, the Board of Directors of Telerik AD (the Board) may at any time grant options to any eligible persons (employee of the Group, officer, director, agent, consultant or advisor to the Group). The Board determines the number of shares of Telerik AD that may be acquired upon the exercise of the options.

As at 31 December 2013 the maximum number of shares available for issuance under Telerik Share Option Plan is 30,635 (2012: 12,708 shares). The total number of shares available for issuance under Telerik Share Option Plan was increased to 15,151 and 30,635 in March 2013 and July 2013 respectively.

The Board establishes the exercise price, always provided that the exercise price may not fall below the fair market value of the share as at the date of grant.

The share options granted vest gradually under the condition that the eligible persons continue to have employment or business relationship with the Group.

Once vested, the options can be exercised until the earlier of ten years from the grant date or 30 days from the date of termination of optionee’s business relationship with the Group. The options, which are not exercised within the above period, are considered automatically lapsed.

Under the share option agreement, the Group has the right (not the obligation) to repurchase the Options, the repurchase price being an amount equal to the fair market value of the shares covered by such Option, less the Exercise Price in respect of such shares.

	2013	2012
	BGN'000	BGN'000
Expense arising from equity settled share based payment transactions (Note 7.3)	(1,430)	(1,187)
	(1,430)	(1,187)

There were no cancellations or modifications to the awards in 2013 and 2012.As disclosed in Note 8, the amount of BGN 610 thousand (2012: BGN 12 thousand) representing the estimated future tax deduction that exceeds the amount and the related cumulative remuneration expense, has been recognized directly in equity.

Movements during the year
The following table illustrates the number and weighted average exercise price (WAEP) of, and movements in, share options during the year:

	2013	2013	2012	2012
	Number	WAEP	Number	WAEP
		BGN		BGN

Outstanding as at 1 January	11,459	1,254.27	7,847	956.11
Granted during the year	3,230	3,178.27	3,775	1,715.42
Exercised during the year	-	-	-	-
Repurchased during the year*	(16)	1,225.81	(21)	1,217.39
Expired during the year	(2,382)	2,127.76	(142)	1,489.02
Outstanding at 31 December	12,291	1,523.55	11,459	1,254.27
Exercisable at 31 December	6,100	999.63	4,696	885.70

TELERIK AD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended 31 December 2013 and 31 December 2012

18. Share-based payments (continued)

Equity settled share based payment plans (continued)

Movements during the year (continued)

*In 2013, the Company exercised its right to repurchase the vested portion of the options of one of its employees, who left the Company during the year. As of the date of termination of his employment relationship with the Company, 16 of the options granted to the employee have vested. The Company repurchased the vested portion of the options for the total net cash consideration of BGN 20 thousand.

The fair value of each option granted is estimated on the date of grant, using the Black-Scholes option-pricing model.

The following table lists the inputs to the model, used for the plan for the years ended 31 December 2013 and 31 December 2012

	2013	2012
Dividend yield	0%	0%
Expected volatility	39-40%	53-54%
Risk free interest rate	1-2%	1-2%
Expected life of the option	3-8 years	3-8 years
Weighted average share price	BGN 1,824.09	BGN 1,623.60

The Company is required to assume a dividend yield as an input in the Black-Scholes model. The dividend yield assumption is based on the Company’s historical experience and expectation of future dividends payouts and may be subject to change in the future.

19. Convertible preference shares

	Effective interest rate %	Maturity	2013 BGN’ 000	2012 BGN’ 000

Non-current
Convertible preference shares	10.9 - 11.85	2008 - 2013	-	17,580

Convertible preference shares	7.9 - 8.33	2010 - 2013	-	4,076

Convertible preference shares	8.3 - 8.95	2010 - 2013	-	320
Total			-	21,976

Current			-	21,976

There were no newly issued/ conversions into preference shares during 2013.

In 2014 Telerik AD and Summit Partners signed an annex to the agreement according to which Telerik AD may decline to honor the investors’ put right by delivery of written notice to the Investors. If such a notice has been delivered by Telerik AD, Telerik AD shall have no obligation to repurchase the preference shares of the investors. The annex of the agreement is effective as of 1 January 2013 and accordingly as of that date the liability component of the preference shares of BGN 21,976 thousand has been reclassified from “Liabilities related to convertible preference shares” to “Other capital reserves”(Note 16.3).

TELERIK AD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended 31 December 2013 and 31 December 2012

19. Convertible preference shares (continued)

In 2010 Summit Partners (a private equity fund located in the US) acquired 3,561 preference shares of which 3,424 preference shares were converted from common shares and 137 preference shares were newly issued. In addition, Telerik AD issued 137 new preference shares which were subscribed by an executive of the Telerik Company.

For the period 2008 - 2009, there were 20,541 convertible preference shares on issue of which 13,352 shares were converted from ordinary to preference shares and 7,189 were newly issued preference shares. All preference shares, both converted and newly issued, were purchased from Summit Company for the total consideration of US 10,000 thousand. Each share has a par value of BGN 1 and there are specific preferences attached to them as follows: dividends rights, voting rights, liquidation rights, conversion rights, redemption rights, etc. Dividends rights are subject to determination by the BODs and approval by the Annual General Meeting. The preference shares have the same voting rights and number of voting as to which the holders would be entitled if converted into ordinary shares. The preference shares rank ahead of the ordinary shares in the event of liquidation. Subject to specific terms and conditions in the Articles of Association and the related annexes to it, including the acceleration of maturity of any secured debt of the Company or any of its subsidiaries and/ or any material breach by the Company or its founders, the shareholder has the right at any time, at holder’s option, to convert any preference shares into the same number of ordinary shares.

At any time on the appearance of specific covenant breach event as stated above or after five years, the preference shareholder has the right to require the Company to redeem its preference shares.

20. Trade and other payables

Current trade and other payables	2013	2012
	BGN’000	BGN’000
Trade payables	2,146	1,734
Payables to personnel	480	626
Personal income tax and other tax payables	1,064	179
Advances from customers	16	16
Bonus accruals	1,666	477
Payables to vendors in respect of business combinations	284	320
Other payables	3	41
Total current trade and other payables	5,659	3,393

Non-current trade and other payables
Unused paid leaves	1,428	1,221
Payables to vendors in respect of business combinations (Note 5.1)	-	136
Total non-current trade and other payables	1,428	1,357

21. Deferred revenue

Deferred revenue is accounted for in respect of the undelivered elements of sales transactions, including support, right to updates and new versions of software on when-and-if-available basis and subscriptions.

TELERIK AD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended 31 December 2013 and 31 December 2012

22. Related party disclosures

The financial statements include the financial statements of the Group and the subsidiaries listed in the following table:

	% equity interest
Name	Country of incorporation	2013	2012
Telerik Inc.	USA	100	100
Telerik GmbH	Germany	100	100
Telerik US Holdings Inc.*	USA	-	100
ArtOfTest LLC	USA	51	51
Telerik Team Success Inc**	Canada	100	90
Telerik UK Ltd.	UK	100	100
Telerik APAC Pty Ltd	Australia	100	100
Telerik India Private Ltd	India	100	100
Telerik Denmark A/S***	Denmark	100	-

*In 2013 Telerik US Holdings Inc. was merged in Telerik Inc.
**On 2 October 2013, Telerik AD acquired the remaining 10% of the share capital of Telerik Team Success Inc.
***As disclosed in Note 5 on 28 February 2013, Telerik AD acquired 100% of the share capital of Telerik Denmark A/S.

Direct and ultimate owners
As at 31 December 2013 and 2012 the Group is owned by EMEA IT Investment Limited owning 38.60%, individuals (mostly Bulgarian) owning 19.45% and a few entities in the corporate group of Summit Partners owning 41.95%.

HSBV AD is an entity incorporated as a result of the spin-off corporate restructuring of Telerik AD in the financial year 2008.

Related party		Sales to related parties	Purchases from related parties	Amount owed to related parties
		BGN'000	BGN'000	BGN'000
HSBV AD – rent		-	760	63
	2013	-	760	63

HSBV AD – rent		4	760	-
	2012	4	760	-

Terms and conditions of transactions with related parties
The sales to and purchases from related parties are made at contractual prices. Outstanding balances at the year-end are unsecured, interest-free and the settlement is made in cash. There have been no guarantees provided to or received for any related party receivables or payables. This assessment is undertaken each financial year through examining the financial position of the related party and the market in which the related party operates.

Compensation of key management personnel
The compensation of the members of the Board of Directors for the year ended 31 December 2013 and for the year ended 31 December 2012 was BGN 785 thousand and BGN 760 thousand respectively.

TELERIK AD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended 31 December 2013 and 31 December 2012

23. Commitments and contingent liabilities

Operating lease commitments
The Group has entered into lease contracts for rent and computer equipment. The term of these leases ranges from 1 to 7 years, without an option of renewal of the contracts. There are no restrictions imposed on the Group as a result of these contracts.

	2013	2012
	BGN’000	BGN’000
Within one year	4,357	3,134
From one to five years	9,215	3,677
More than five years	2,820	158
	16,392	6,969

Finance lease commitments
The Group concluded finance lease contracts for vehicles and hardware equipment. These leases have a purchase option. Future minimum lease payments under finance leases together with the present value of the net minimum lease payments are as follow:

	2013		2012
	Minimum payments	Present value of payments	Minimum payments	Present value of payments
	BGN’000	BGN’000	BGN’000	BGN’000
Within one year	-	-	6	3
After one year but not more than five years	-	-	-	-
Less amounts representing finance charge	-	-	(3)	-
Present value of minimum lease payments	-	-	3	3

Capital commitments
As of 31 December 2013 and 31 December 2012 the Group has no capital commitments.

24. Financial risk management objectives and policies

The Group’s principal financial liabilities comprise trade and other payables. The Group has various financial assets such as trade and other receivables, cash and corporate tax receivables which arise directly from its operations.

The main risks arising from the Group’s financial instruments are foreign currency risk, credit risk and liquidity risk. Management reviews and agrees policies for managing each of these risks and they are summarized below.

Foreign Currency Risk
Foreign currency risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in foreign exchange rates. The Group’s exposure to the risk of changes in foreign exchange rates relates primarily to the Group’s operating activities. The Group’s exposure to foreign currency risk is high due to the fact that its revenues are denominated in foreign currency (mainly USD).

The following table demonstrates the sensitivity to a reasonably possible change in the US dollar exchange rate, with all other variables held constant, of the Group’s profit before tax (due to changes in the fair value of monetary assets and liabilities).

TELERIK AD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended 31 December 2013 and 31 December 2012

24. Financial risk management objectives and policies (continued)

Foreign Currency Risk (continued)

	Change in exchange rate	Effect on profit before tax
		BGN’000
2013
US dollar	+8%	628
US dollar	-8%	(628)

2012
US dollar	+8%	(364)
US dollar	-8%	364

Credit risk
Credit risk is the risk that counterparty will not meet its obligations under a financial instrument or customer contract, leading to a financial loss. The Group is exposed to credit risk from its operating activities (primarily for trade receivables) and from its financing activities, including deposits with banks and financial institutions, foreign exchange transactions and other financial instruments.

Trade receivables
Customer credit risk is managed by each business unit subject to the Group’s established policy, procedures and control relating to customer credit risk management. Credit quality of the customer is assessed individually. Outstanding customer receivables are regularly monitored.

The requirement for impairment is analysed at each reporting date on an individual basis for each client. The maximum exposure to credit risk at the reporting date is the carrying value of each class of financial assets disclosed in Note 13. The Group evaluates the concentration of risk with respect to trade receivables as low, as its customers are located in various jurisdictions and operate in largely independent markets.

With respect to credit risk arising from the other financial assets of the Group, which comprise cash and cash equivalents, and other financial assets (non-current), the Group’s exposure to credit risk arises from default of the counterparty, with the maximum credit exposure equalling the carrying amount of these instruments.

Liquidity risk
The Group’s objective is to maintain balance between continuity of funding and flexibility through managing sales cash proceeds and accumulated investments.

The table below summarises the maturity profile of the Group’s financial liabilities at 31 December 2013 and 31 December 2012 based on contractual undiscounted payments.

31 December 2013	< 3 months	3 to 12 months	1 to 5 years	> 5 years	Total
	BGN'000	BGN'000	BGN'000	BGN'000	BGN'000

Trade and other payables	2,146	3	-	-	2,149
Payables to related parties	63	-	-	-	63
	2,209	3	-	-	2,212

31 December 2012	< 3 months	3 to 12 months	1 to 5 years	> 5 years	Total
	BGN'000	BGN'000	BGN'000	BGN'000	BGN'000

Convertible preference shares	-	23,569	-	-	23,569
Trade and other payables	1,775	320	139	-	2,234
Finance lease liabilities	3	-	-	-	3
	1,778	23,889	139	-	25,806

TELERIK AD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended 31 December 2013 and 31 December 2012

24. Financial risk management objectives and policies (continued)

Capital management
The primary objective of the Group’s capital management is to ensure that it maintains a strong credit rating and healthy capital ratios in order to support its business and maximize shareholder value. The Group manages its capital structure and makes adjustments to it, in light of changes in economic conditions. There are no changes in the capital management policies compared to the previous year.

25. Financial instruments

Fair values
The fair value of the financial assets and liabilities is included at the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale.

The estimated fair value of the financial instruments is determined by the Group on the basis of available market information, if any, or proper valuation models. When the management uses available market information to determine the financial instruments’ fair value, the market information might not completely reflect the value at which these instruments may be actually realized.

Management of the Group believes that the fair value of financial instruments comprising cash items, trade and other receivables and trade and other payables do not differ significantly from their current carrying amounts, especially when they are short-term in nature or their interest rates are changing in line with the change in the current market conditions.

26. Events after the reporting period

Annex to the Summit agreement.
In 2014 Telerik AD and Summit Partners signed an annex to the agreement according to which Telerik AD may decline to honor the investors’ put right by delivery of written notice to the Investors. If such a notice has been delivered by Telerik AD, Telerik AD shall have no obligation to repurchase the preference shares of the investors. The annex of the agreement was made effective as of 1 January 2013.

Art of Test transaction

On 11 April 2014 (the closing date), based on an agreement between Telerik AD, Telerik Inc., Art of Test Holding Inc., Faris Sweis and Christopher Eyhorn (the sellers), Telerik AD acquired 100% of Art of Test Holding Inc. from the sellers. Prior to the transaction, Art of Test Holding Inc. was 100% owned by the sellers. Art of Test Holding Inc. was the minority shareholder owing 49% of the share capital of Art of Test LLC.

The consideration transferred for the transaction was agreed at:

•	2,668 newly issued common shares in Telerik AD;

•
Promissory note for the principal amount of USD 600,000, bearing interest of 4% per annum. The maturity date of the promissory note is the earlier of 1) the date on which Telerik AD possesses cash in excess of USD 7,500 thousand and 2) one year following the closing date.

•
Earn-out payment, dependent on the revenue from certain company products, generated for a period of one year following the closing date and collected from customers within 90 days following the first anniversary date of the closing. The earn-out payment is capped at the amount of USD 980 thousand.

In addition, subject to the agreement, immediately following the effectiveness of the in-kind contribution and the issuance of new shares, Art of Test Holding was merged with and into Telerik Inc. The separate existence of Art of Test Holding ceased and Telerik Inc. continued as surviving corporation, owing 100% of the share capital of Art of Test LLC.

TELERIK AD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended 31 December 2013 and 31 December 2012

26. Events after the reporting period (continued)

Increase in the share capital of Telerik AD

In line with the Art of Test transaction, on 11 April 2014, the share-capital of Telerik AD was increased by means of in-kind contribution. Telerik AD issued 2,668 new common shares for an in-kind contribution of 928,889 shares of the share capital of Art of Test Holding lnc., each having a nominal value of USD 0.001.

On 11 April 2014, one of the employees of Telerik AD decided to exercise his option to purchase shares in Telerik AD and become a shareholder in the Company. In relation to that the share capital of Telerik AD was increased by 16 ordinary shares.